PROSPECTUS	T. Rowe Price
TRAMX TREMX PRMSX PRESX PRIDX TRIGX PRITX PRJPX PRLAX PRASX TROSX

Africa & Middle East Fund

Emerging Europe & Mediterranean Fund

Emerging Markets Stock Fund

European Stock Fund

International Discovery Fund

International Growth & Income Fund

International Stock Fund

Japan Fund

Latin America Fund

New Asia Fund

Overseas Stock Fund

March 1 2011	A choice of international and regional stock funds for investors seeking long-term capital growth by diversifying beyond U.S. borders.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

1	Summary

Africa & Middle East Fund                      1

Emerging Europe & Mediterranean Fund                                                              7

Emerging Markets Stock Fund             13

European Stock Fund                           18

International Discovery Fund               23

International Growth & Income Fund   28

International Stock Fund                      33

Japan Fund                                          38

Latin America Fund                              43

New Asia Fund                                     49

Overseas Stock Fund                           55

2	Information About Accounts in T. Rowe Price Funds
Pricing Shares and Receiving Sale Proceeds 60 Useful Information on Distributions and Taxes 65 Transaction Procedures and Special Requirements 70 Account Maintenance and Small Account Fees 74

3	More About the Funds
Organization and Management 75 More Information About the Funds and Their Investment Risks 80 Investment Policies and Practices 84 Disclosure of Fund Portfolio Information 87 Financial Highlights 87
4	Investing with T. Rowe Price

Account Requirements and
Transaction Information                       87

Opening a New Account                      87

Purchasing Additional Shares              87

Exchanging and Redeeming Shares    87

Rights Reserved by the Funds              87

Information About Your Services          87

T. Rowe Price Brokerage                      87

Investment Information                        87

T. Rowe Price Privacy Policy                 87

Mutual fund shares are not deposits or obligations of, or guaranteed by, any depository institution. Shares are not insured by the Federal Deposit Insurance Corporation , Federal Reserve, or any other government agency, and are subject to investment risks, including possible loss of the principal amount invested.

SUMMARY

T. Rowe Price Africa & Middle East Fund

  Investment Objective

The fund seeks long-term growth of capital by investing primarily in the common stocks of companies located (or with primary operations) in Africa and the Middle East.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	1.05%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.42%

Total annual fund operating expenses	1.47%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$150	$465	$803	$1,757

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 91 .2% of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in African and Middle Eastern companies. The fund may purchase the stocks of companies of any size. The fund expects to make substantially all of its investments in common stocks, and participation notes ( P-notes ) linked to common stocks, of companies located (or with primary operations) in the countries listed below, as well as others as their markets develop:

•    Primary Emphasis:   Bahrain, Egypt, Jordan, Kenya, Kuwait, Lebanon, Morocco, Nigeria, Oman, Qatar, Saudi Arabia, South Africa, and United Arab Emirates.

•    Others:   Algeria, Botswana, Ghana, Mauritius, Namibia, Tunisia, and Zimbabwe.

The fund is “nondiversified,” meaning it may invest a greater portion of assets in a single company and own more of the company’s voting securities than is permissible for a “diversified” fund. The fund’s portfolio is expected to be composed of investments in about 25 to 50 different companies, although the number could vary depending on market conditions. The fund may make substantial investments (at times more than 25% of total assets) in telephone or banking companies in various African and Middle Eastern countries.

While the fund invests with an awareness of the outlook for industry sectors and individual countries within the region, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

T. Rowe Price	2

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S.

Emerging markets risk  The risks of foreign investing are heightened for securities of companies in emerging market countries. Emerging market countries tend to have economic structures that are less diverse and mature, and political systems that are less stable, than those of developed countries. In addition to all of the risks of investing in foreign developed markets, emerging market securities are susceptible to illiquid trading markets, governmental interference, and restrictions on gaining access to sales proceeds.

Summary	3

Credit and liquidity risks  To the extent the fund invests in P-notes, it is subject to certain risks in addition to the risks normally associated with a direct investment in the underlying foreign securities the P-note seeks to replicate. As the purchaser of a P-note, the fund is relying on the creditworthiness of the counterparty issuing the
P-note and does not have the same rights under a P-note as it would as a shareholder of the underlying issuer. Therefore, if a counterparty becomes insolvent, the fund could lose the total value of its investment in the P-note. In addition, there is no assurance that there will be a trading market for a P-note or that the trading price of a P-note will equal the value of the underlying security.

Geographic concentration risk  Because the fund concentrates its investments in a particular geographic region, the fund’s performance is closely tied to the social, political, and economic conditions within that region. As a result, the fund is likely to be more volatile than more geographically diverse international funds.

Nondiversification risk  As a nondiversified fund, the fund has the ability to invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified fund. As a result, poor performance by a single large holding of the fund would adversely affect fund performance more than if the fund were invested in a larger number of companies. The fund’s share price can be expected to fluctuate more than that of a comparable diversified fund.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	4

Average Annual Total Returns
A	Periods ended
	December 31, 2010
		Since inception
Returns before taxes	1 Year	(9/4/07)
Africa & Middle East Fund		9/4/07
Returns before taxes	17.21%	-4.38%
Returns after taxes on distributions	16.59	-5.06
Returns after taxes on distributions
and sale of fund shares	11.40	-3.96
S&P Emerging and Frontier Middle East & Africa BMI ex Israel Index[a]	25.27	0.63
Combined Index Portfolio[b]	26.67	2.34
Lipper Emerging Markets Funds Average	19.54	-1.16

a  Effective September 30, 2010, the fund’s benchmark was changed from the MSCI Arabian Markets & Africa Index to the S&P Emerging and Frontier Middle East & Africa BMI ex Israel Index. The change was made because the MSCI Arabian Markets & Africa Index was discontinued on September 29, 2010, and the S&P Emerging and Frontier Middle East & Africa BMI ex Israel Index is representative of the countries in which the fund invests .

b   Combined Index Portfolio is an unmanaged linked performance portfolio composed of: 100% S&P/FCG Africa & Middle East Index (excluding Saudi Arabia and Israel) through 6/30/09 (prior to September 1, 2008, the index also included Kuwait); 100% MSCI Arabian Markets & Africa Index from 7/1/09 through 9/29/10; and 100% S&P Emerging and Frontier Middle East & Africa BMI ex Israel Index from 9/30/10 forward.

Summary	5

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Joseph G. Rohm	Chairman of Investment Advisory Committee	2009	2005

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

T. Rowe Price	6

Summary	7

SUMMARY

T. Rowe Price Emerging Europe & Mediterranean Fund

 Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe and the Mediterranean region.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	1.05%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.36%

Total annual fund operating expenses	1.41%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year  and that the fund’s operating expenses remain the same . Although your actual costs may be higher or lower, based on these assumptions your costs would be:

T. Rowe Price	8

1 year	3 years	5 years	10 years
$144	$446	$771	$1,691

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 27 .7% of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in the emerging markets of Europe, including Eastern Europe and the former Soviet Union, and the Mediterranean region . The fund may purchase the stocks of companies of any size. The fund expects to make substantially all of its investments in common stocks of companies located (or with primary operations) in the emerging market countries listed below (others may be added):

•    Primary Emphasis: Czech Republic, Hungary, Kazakhstan , Poland, Russia, Turkey , and Ukraine .

•    Others:   Bulgaria, Croatia , Egypt, Estonia, Georgia, Jordan, Kuwait, Latvia, Lebanon, Lithuania, Morocco, Oman, Romania, Slovakia, Slovenia, Tunisia, and United Arab Emirates.

The fund is “nondiversified,” meaning it may invest a greater portion of assets in a single company and own more of the company’s voting securities than is permissible for a “diversified” fund.

While the fund invests with an awareness of the outlook for industry sectors and individual countries within the region, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

Summary	9

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk   The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S.

Emerging markets risk  The risks of foreign investing are heightened for securities of companies in emerging market countries. Emerging market countries tend to have economic structures that are less diverse and mature, and political systems that are less stable, than those of developed countries. In addition to all of the risks of investing in foreign developed markets, emerging market securities are susceptible to illiquid trading markets, governmental interference, and restrictions on gaining access to sales proceeds.

Geographic concentration risk  Because the fund concentrates its investments in a particular geographic region, the fund’s performance is closely tied to the social, political, and economic conditions within that region. As a result, the fund is likely to be more volatile than more geographically diverse international funds.

T. Rowe Price	10

Nondiversification risk  As a nondiversified fund, the fund has the ability to invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified fund. As a result, poor performance by a single large holding of the fund would adversely affect fund performance more than if the fund were invested in a larger number of companies. The fund’s share price can be expected to fluctuate more than that of a comparable diversified fund.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	11

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
Emerging Europe & Mediterranean Fund
Returns before taxes	33.48%	4.58%	15.41%
Returns after taxes on distributions	33.58	3.83	15.04
Returns after taxes on distributions
and sale of fund shares	21.88	3.92	14.06
MSCI Emerging Markets Europe Index[a]	17.09	4.44	15.31
MSCI Emerging Markets Europe and Middle East Index	18.30	5.38	12.31
Lipper Emerging Markets Funds Average	19.54	10.81	15.26

a   Effective June 1, 2010, the fund changed its benchmark from the MSCI Emerging Markets Europe and Middle East Index to the MSCI Emerging Markets Europe Index. The new benchmark is more appropriate for the fund as the fund’s primary focus is on emerging nations in central and eastern Europe and the Mediterranean region, including Russia, Turkey, and former members of the Soviet Union.

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

T. Rowe Price	12

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
S. Leigh Innes	Chairman of Investment Advisory Committee	2007	2002

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	13

SUMMARY

T. Rowe Price Emerging Markets Stock Fund

  Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in emerging markets.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	1.05%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.22%

Total annual fund operating expenses	1.27%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

T. Rowe Price	14

1 year	3 years	5 years	10 years
$129	$403	$697	$1,534

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 26.6 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in emerging market companies. The fund may purchase the stocks of companies of any size. The fund expects to make substantially all of its investments in common stocks of companies located (or with primary operations) in emerging markets in Latin America, Asia, Europe, Africa, and the Middle East. The fund considers the following countries to be emerging markets (others may be added):

•    Asia:   China, India, Indonesia, Malaysia, Pakistan, Philippines, South Korea, Sri Lanka, Taiwan, Thailand, and Vietnam.

•    Latin America:   Argentina, Belize, Brazil, Chile, Colombia, Mexico, Panama, Peru, and Venezuela.

•    Europe:   Croatia, Czech Republic, Estonia, Hungary, Kazakhstan, Latvia, Lithuania, Poland, Romania, Russia, Slovakia, Slovenia, Turkey, and Ukraine.

•    Africa and the Middle East:   Bahrain, Botswana, Egypt, Israel, Jordan, Kenya, Kuwait, Lebanon, Mauritius, Morocco, Nigeria, Oman, Qatar, Saudi Arabia, South Africa, Tunisia, United Arab Emirates, and Zimbabwe.

While the fund invests with an awareness of the global economic backdrop and the outlook for industry sectors and individual countries, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

Summary	15

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S.

Emerging markets risk  The risks of foreign investing are heightened for securities of companies in emerging market countries. Emerging market countries tend to have economic structures that are less diverse and mature, and political systems that are less stable, than those of developed countries. In addition to all of the risks of investing in foreign developed markets, emerging market securities are susceptible to illiquid trading markets, governmental interference, and restrictions on gaining access to sales proceeds.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

T. Rowe Price	16

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	17

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
Emerging Markets Stock Fund
Returns before taxes	18.75%	10.35%	14.69%
Returns after taxes on distributions	18.57	9.86	14.41
Returns after taxes on distributions
and sale of fund shares	12.52	9.04	13.38
MSCI Emerging Markets Index	19.20	13.11	16.23
Lipper Emerging Markets Funds Average	19.54	10.81	15.26

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Gonzalo Pangaro	Chairman of Investment Advisory Committee	2008	1998

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

T. Rowe Price	18

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	19

SUMMARY

T. Rowe Price European Stock Fund

  Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in Europe.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.80%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.23%

Total annual fund operating expenses	1.03%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$105	$328	$569	$1,259

T. Rowe Price	20

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 61.1 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in European companies. Under normal conditions, at least five countries will be represented in the fund’s portfolio. The fund may purchase the stocks of companies of any size. The fund expects to make substantially all of its investments in common stocks of companies located (or with primary operations) in the countries listed below, as well as others as their markets develop:

•    Primary Emphasis:   Austria, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and United Kingdom.

•    Others:   Belgium, Czech Republic, Estonia, Hungary, Kazakhstan, Poland, Romania, Russia, and Turkey.

While the fund invests with an awareness of the outlook for industry sectors and individual countries within the region, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

The fund seeks to purchase the stocks of companies with quality management and strong cash flows, and does not emphasize either a growth or value bias in selecting investments. Securities will be selected that in the investment adviser’s view have the most favorable combination of company fundamentals, earnings potential, and relative valuation.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Summary	21

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S. These risks are heightened for the fund’s investments in emerging markets.

Geographic concentration risk  Because the fund concentrates its investments in a particular geographic region, the fund’s performance is closely tied to the social, political, and economic conditions within that region. As a result, the fund is likely to be more volatile than more geographically diverse international funds.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	22

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
European Stock Fund
Returns before taxes	8.76%	4.68%	3.46%
Returns after taxes on distributions	8.55	3.32	2.34
Returns after taxes on distributions
and sale of fund shares	6.21	3.79	2.77
MSCI Europe Index	4.49	3.45	3.77
Lipper European Region Funds Average	7.64	2.91	4.37

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

Summary	23

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Dean Tenerelli	Chairman of Investment Advisory Committee	2005	2000

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

T. Rowe Price	24

SUMMARY

T. Rowe Price International Discovery Fund

  Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of rapidly growing, small- to medium-sized companies outside the U.S.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	1.05%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.19%

Total annual fund operating expenses	1.24%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Summary	25

1 year	3 years	5 years	10 years
$126	$393	$681	$1,500

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 54.8 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund expects to invest substantially all of its assets outside the U.S. and to diversify broadly among developed and emerging countries throughout the world. The fund will emphasize investing in small- to medium-sized companies. Depending on market conditions, the fund’s portfolio should be composed of investments in at least 10 countries and 100 different companies. Normally, at least 80% of the fund’s net assets will be invested in stocks.

While the fund invests with an awareness of the global economic backdrop and the outlook for industry sectors and individual countries, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

T. Rowe Price	26

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk   The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S. These risks are heightened for the fund’s investments in emerging markets.

Small- and mid-cap stock risk  Because the fund invests primarily in small- and medium-sized companies, it is likely to be more volatile than a fund that invests only in large companies. Small- and medium-sized companies often have less experienced management, narrower product lines, more limited financial resources, and less publicly available information than larger companies. Smaller companies may have limited trading markets and tend to be more sensitive to changes in overall economic conditions.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

Summary	27

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	28

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
International Discovery Fund
Returns before taxes	20.47%	6.92%	8.72%
Returns after taxes on distributions	20.14	5.90	8.24
Returns after taxes on distributions
and sale of fund shares	13.54	5.76	7.69
S&P SmallCap Global Ex-U.S. Index	22.95	7.29	10.69
MSCI EAFE Small Cap Index	22.40	3.17	9.87
Lipper International Small/Mid-Cap Growth Funds Average	23.43	5.65	8.29

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-advisers  T. Rowe Price International Ltd (T. Rowe Price International) and T. Rowe Price Hong Kong Limited (Price Hong Kong)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Justin Thomson	Chairman of Investment Advisory Committee	1999	1998

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

Summary	29

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

T. Rowe Price	30

SUMMARY

T. Rowe Price International Growth & Income Fund

  Investment Objective

The fund seeks long-term growth of capital and reasonable income through investments primarily in the common stocks of well-established, dividend-paying, non-U.S. companies.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.65%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.24%

Total annual fund operating expenses	0.89%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Summary	31

1 year	3 years	5 years	10 years
$91	$284	$493	$1,096

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 31.3 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund expects to invest substantially all of its assets outside the U.S. and to diversify broadly, primarily among the world’s developed countries. The fund will invest primarily (at least 65% of total assets) in the stocks of large, dividend-paying, well-established companies that have favorable prospects for capital appreciation. Investments in emerging markets will be modest and limited to more mature developing countries.

The fund takes a value-oriented approach to investing by searching for attractively valued companies with the potential for improving earnings over time. Country and sector allocations are driven primarily by security selection and secondarily by an assessment of top-down, fundamental prospects. The fund relies on a global research team to identify companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation or dividend growth.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    low valuation on various earnings, book value, sales, and cash flow metrics, in absolute terms and/or relative to the company’s peers or its own historical norm;

•    low valuation relative to a company’s growth potential;

•    companies that may benefit from restructuring activity or other turnaround opportunities;

•    a sound balance sheet and other positive financial characteristics; and

•    above-average dividend yield and/or the potential to grow dividends.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

T. Rowe Price	32

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S. These risks are heightened for the fund’s investments in emerging markets.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s value approach to investing could cause it to underperform other stock funds that employ a different investment style. The intrinsic value of a stock with value characteristics may not be fully recognized by the market for a long time or a stock judged to be undervalued may actually be appropriately priced at a low level.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	33

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
International Growth & Income Fund
Returns before taxes	10.49%	2.93%	5.28%
Returns after taxes on distributions	10.18	2.17	4.77
Returns after taxes on distributions
and sale of fund shares	7.36	2.38	4.50
MSCI EAFE Index	8.21	2.94	3.94
Lipper International Multi-Cap Value Funds Average	9.68	1.50	3.88

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

T. Rowe Price	34

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Jonathan H.W. Matthews	Chairman of Investment Advisory Committee	2010	2008

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	35

SUMMARY

T. Rowe Price International Stock Fund

  Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of established, non-U.S. companies.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.65%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.22%

Total annual fund operating expenses	0.87%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$89	$278	$482	$1,073

T. Rowe Price	36

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 54.8 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund expects to invest substantially all of its assets in stocks outside the U.S. and to diversify broadly among developed and emerging countries throughout the world. The fund may purchase the stocks of companies of any size, but its focus will typically be on large-sized companies and, to a lesser extent, medium-sized companies. Normally, at least 80% of the fund’s net assets will be invested in stocks.

While the fund invests with an awareness of the global economic backdrop and the outlook for industry sectors and individual countries, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Summary	37

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S. These risks are heightened for the fund’s investments in emerging markets.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	38

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
International Stock Fund
Returns before taxes	14.48%	4.15%	3.11%
Returns after taxes on distributions	14.37	3.32	2.52
Returns after taxes on distributions
and sale of fund shares	9.83	3.44	2.53
MSCI All Country World Ex-USA Index	11.60	5.29	5.97
Lipper International Large-Cap Growth Funds Average	12.30	3.90	3.92

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

Summary	39

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Robert W. Smith	Chairman of Investment Advisory Committee	2007	1992

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

T. Rowe Price	40

SUMMARY

T. Rowe Price Japan Fund

  Investment Objective

The fund seeks long-term growth of capital through investments in common stocks of companies located (or with primary operations) in Japan.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.80%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.33%

Total annual fund operating expenses	1.13%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Summary	41

1 year	3 years	5 years	10 years
$115	$359	$622	$1,375

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 62.0 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in companies located (or with primary operations) in Japan. The fund may purchase the stocks of companies of any size and expects to make its investments across a wide range of Japanese industries and companies. While the fund invests with an awareness of the outlook for industry sectors within the country, bottom-up stock selection is the focus of our decision-making.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk   The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

T. Rowe Price	42

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments may be subject to regulatory and accounting standards that differ from those of the U.S.

Geographic risk  Because the fund concentrates its investments in a particular country, the fund’s performance is closely tied to the social, political, and economic conditions of that country. As a result, the fund is likely to be more volatile than more geographically diverse international funds.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	43

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
Japan Fund
Returns before taxes	14.22%	-6.78%	-0.67%
Returns after taxes on distributions	14.25	6.80	-0.66
Returns after taxes on distributions
and sale of fund shares	9.47	-5.57	-0.51
TOPIX First Section	15.89	-2.97	1.20
MSCI Japan Index	15.59	-2.33	1.14
Lipper Japanese Funds Average	12.43	-8.92	-3.12

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

T. Rowe Price	44

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
M. Campbell Gunn	Chairman of Investment Advisory Committee	2003	2002

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	45

SUMMARY

T. Rowe Price Latin America Fund

  Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in Latin America.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	1.05%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.19%

Total annual fund operating expenses	1.24%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

T. Rowe Price	46

1 year	3 years	5 years	10 years
$126	$393	$681	$1,500

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 14.1 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in Latin American companies. Under normal conditions, at least four countries will be represented in the fund’s portfolio. The fund may purchase the stocks of companies of any size. The fund expects to make substantially all of its investments in common stocks of companies located (or with primary operations) in the countries listed below, as well as others as their markets develop:

•    Primary Emphasis:   Argentina, Brazil, Chile, Colombia, Mexico, Peru, and Venezuela.

•    Others:   Belize, Ecuador, and Guatemala.

The fund is “nondiversified,” meaning it may invest a greater portion of assets in a single company and own more of the company’s voting securities than is permissible for a “diversified” fund. The fund may make substantial investments (at times more than 25% of total assets) in telephone or banking companies in various Latin American countries.

While the fund invests with an awareness of the outlook for industry sectors and individual countries within the region, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

Summary	47

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S.

Emerging markets risk  The risks of foreign investing are heightened for securities of companies in emerging market countries. Emerging market countries tend to have economic structures that are less diverse and mature, and political systems that are less stable, than those of developed countries. In addition to all of the risks of investing in foreign developed markets, emerging market securities are susceptible to illiquid trading markets, governmental interference, and restrictions on gaining access to sales proceeds.

Geographic concentration risk  Because the fund concentrates its investments in a particular geographic region, the fund’s performance is closely tied to the social, political, and economic conditions within that region. As a result, the fund is likely to be more volatile than more geographically diverse international funds.

Nondiversification risk  As a nondiversified fund, the fund has the ability to invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified fund. As a result, poor performance by a single large holding of the fund would adversely affect fund performance more than if the fund were invested in a larger number of companies. The fund’s share price can be expected to fluctuate more than that of a comparable diversified fund.

T. Rowe Price	48

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	49

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
Latin America Fund
Returns before taxes	18.49%	20.44%	21.89%
Returns after taxes on distributions	18.51	20.12	21.63
Returns after taxes on distributions
and sale of fund shares	12.41	18.15	20.14
MSCI Emerging Markets Latin America Index	14.89	19.83	21.41
Lipper Latin American Funds Average	19.97	17.34	20.16

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Jose Costa Buck	Chairman of Investment Advisory Committee	2008	2000

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

T. Rowe Price	50

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	51

SUMMARY

T. Rowe Price New Asia Fund

  Investment Objective

The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in Asia (excluding Japan).

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.80%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.16%

Total annual fund operating expenses	0.96%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

T. Rowe Price	52

1 year	3 years	5 years	10 years
$98	$306	$531	$1,178

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 49.4 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund will normally invest at least 80% of its net assets in Asian companies (excluding Japanese companies). The fund may purchase the stocks of companies of any size. The fund expects to make substantially all of its investments in common stocks of companies located (or with primary operations) in the countries listed below, as well as others as their markets develop:

•    Primary Emphasis :   China, Hong Kong, India, Indonesia, Malaysia, Philippines, Singapore, South Korea, Taiwan, and Thailand.

•    Others :   Pakistan and Vietnam.

The fund is “nondiversified,” meaning it may invest a greater portion of assets in a single company and own more of the company’s voting securities than is permissible for a “diversified” fund.

While the fund invests with an awareness of the outlook for industry sectors and individual countries within the region, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.

Security selection reflects a growth style. The fund relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase stocks of such companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    leading or improving market position;

•    attractive business niche;

•    attractive or improving franchise or industry position;

•    seasoned management;

•    stable or improving earnings and/or cash flow; and

Summary	53

•    sound or improving balance sheet.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk   The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S.

Emerging markets risk  The risks of foreign investing are heightened for securities of companies in emerging market countries. Emerging market countries tend to have economic structures that are less diverse and mature, and political systems that are less stable, than those of developed countries. In addition to all of the risks of investing in foreign developed markets, emerging market securities are susceptible to illiquid trading markets, governmental interference, and restrictions on gaining access to sales proceeds.

Geographic concentration risk  Because the fund concentrates its investments in a particular geographic region, the fund’s performance is closely tied to the social, political, and economic conditions within that region. As a result, the fund is likely to be more volatile than more geographically diverse international funds.

Nondiversification risk  As a nondiversified fund, the fund has the ability to invest a larger percentage of its assets in the securities of a smaller number of issuers than a diversified fund. As a result, poor performance by a single large holding of the fund would adversely affect fund performance more than if the fund were invested in a larger number of companies. The fund’s share price can be expected to fluctuate more than that of a comparable diversified fund.

T. Rowe Price	54

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. The fund’s growth approach to investing could cause it to underperform other stock funds that employ a different investment style. Growth stocks tend to be more volatile than value stocks and their prices usually fluctuate more dramatically than the overall stock market. A stock with growth characteristics can have sharp price declines due to decreases in current or expected earnings and may lack dividends that can help cushion its share price in a declining market.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	55

Average Annual Total Returns
A	Periods ended
	December 31, 2010
Returns before taxes	1 Year	5 Years	10 Years
New Asia Fund
Returns before taxes	20.35%	16.61%	15.01%
Returns after taxes on distributions	20.10	15.55	14.48
Returns after taxes on distributions
and sale of fund shares	13.50	14.31	13.52
MSCI All Country Asia Ex Japan Index	19.93	13.19	13.31
Lipper Pacific Ex Japan Funds Average	20.57	12.50	13.24

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Investment Sub-advisers  T. Rowe Price International Ltd (T. Rowe Price International) and T. Rowe Price Hong Kong Limited (Price Hong Kong)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Anh Lu	Chairman of Investment Advisory Committee	2009	2001

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

T. Rowe Price	56

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

Summary	57

SUMMARY

T. Rowe Price Overseas Stock Fund

  Investment Objective

The fund seeks long-term growth of capital through investments in the common stocks of non-U.S. companies.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10[a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fee	0.65%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.25%

Total annual fund operating expenses	0.90%

a  Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example  This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$92	$287	$498	$1,108

T. Rowe Price	58

Portfolio Turnover  The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 24.8 % of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies  The fund expects to invest substantially all of its assets outside the U.S. and to diversify broadly among developed and, to a lesser extent, emerging countries throughout the world. The fund normally invests at least 80% of its net assets in non-U.S. stocks and at least 65% of its net assets in stocks of large-cap companies .

The fund takes a core approach to investing, which provides some exposure to both growth and value styles of investing. The fund relies on a global research team to search for particularly promising stocks throughout developed and, to a lesser extent, emerging markets. Securities will be selected that in our view have the most favorable combination of company fundamentals and valuation.

In selecting investments, the fund generally favors companies with one or more of the following characteristics:

•    attractive business niche with potential for earnings growth;

•    attractive valuation relative to the company’s peers or its own historical norm;

•    barriers to entry;

•    seasoned management;

•    healthy balance sheet; and

•    potential to grow dividends or conduct share repurchases.

The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks  As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows :

Active management risk  The fund is subject to the risk that the investment adviser’s judgments about the attractiveness, value, or potential appreciation of the fund’s investments may prove to be incorrect. If the securities selected and strategies employed by the fund fail to produce the intended results, the fund could underperform other funds with similar objectives and investment strategies.

Risks of stock investing  Stocks generally fluctuate in value more than bonds and may decline significantly over short time periods. There is a chance that stock prices overall will decline because stock markets tend to move in cycles, with periods of rising prices and falling prices. The value of a stock in which the fund invests may decline due to general weakness in the stock market or because of factors that affect a company or a particular industry.

Summary	59

Foreign investing risk  Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S. These risks are heightened for the fund’s investments in emerging markets.

Investment style risk  Different investment styles tend to shift in and out of favor, depending on market conditions and investor sentiment. Because the fund holds stocks with both growth and value characteristics, it could underperform other stock funds that take a strictly growth or value approach to investing when one style is currently in favor. Growth stocks tend to be more volatile than the overall stock market and can have sharp price declines as a result of earnings disappointments. Value stocks carry the risk that the market will not recognize their intrinsic value or that they are actually appropriately priced at a low level.

Performance  The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	60

Average Annual Total Returns
A	Periods ended
	December 31, 2010
		Since inception
Returns before taxes	1 Year	(12/29/06)
Overseas Stock Fund		12/29/06
Returns before taxes	10.57%	-2.36%
Returns after taxes on distributions	10.35	-2.52
Returns after taxes on distributions
and sale of fund shares	7.33	-1.88
MSCI EAFE Index	8.21	-2.30
Lipper International Large-Cap Core Funds Average	8.05	-3.01

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132.

Management

Investment Adviser  T. Rowe Price Associates, Inc. (T. Rowe Price)

Summary	61

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Raymond A. Mills, Ph.D.	Chairman of Investment Advisory Committee	2006	1997

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the financial intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Fund distributions may be taxed as ordinary income or capital gains, unless you invest through an individual retirement account , 401(k) plan, or other tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information on these payments.

T. Rowe Price	62

Information About Accounts in T. Rowe Price Funds	2

As a T. Rowe Price shareholder, you will want to know about the following policies and procedures that apply to the T. Rowe Price family of stock, bond, and money funds.

  Pricing Shares and Receiving Sale Proceeds

How and When Shares Are Priced

The share price (also called “net asset value” ) for all funds is calculated at the close of the New York Stock Exchange, normally 4 p.m. ET, each day that the exchange is open for business. To calculate the net asset value , the fund’s assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. Market values are used to price stocks and bonds. Market values represent the prices at which securities actually trade or evaluations based on the judgment of the fund’s pricing services. If a market value for a security is not available, the fund will make a good faith effort to assign a fair value to the security by taking into account factors that have been approved by the fund’s Board of Directors/Trustees. This value may differ from the value the fund receives upon sale of the securities. Amortized cost is used to price securities held by money funds and certain other debt securities held by a fund. Investments in mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation.

Non-U.S. equity securities are valued on the basis of their most recent closing market prices at 4 p.m. ET except under the circumstances described below. Most foreign markets close before 4 p.m. ET. For securities primarily traded in the Far East, for example, the most recent closing prices may be as much as 15 hours old at 4 p.m. ET. If a fund determines that developments between the close of a foreign market and 4 p.m. ET will, in its judgment, materially affect the value of some or all of the fund’s securities, the fund will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of 4 p.m. ET. In deciding whether to make these adjustments, the fund reviews a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities. The fund may also fair value securities in other situations, for example, when a particular foreign market is closed but the fund is open. The fund uses outside pricing services to provide it with closing market prices and information used for adjusting those prices. The fund cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the fund routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices. Other mutual funds may adjust the prices of their securities by different amounts.

Summary	63

The various ways you can buy, sell, and exchange shares are explained at the end of this prospectus and on the New Account Form. These procedures may differ for institutional and employer-sponsored retirement accounts or if you hold your account through an intermediary.

How Your Purchase, Sale, or Exchange Price Is Determined

If your request is received by T. Rowe Price in correct form by 4 p.m. ET, your transaction will be priced at that business day’s net asset value . If we receive it after 4 p.m. ET, it will be priced at the next business day’s net asset value .

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions.

Fund shares may be purchased through various third-party intermediaries including banks, brokers, and investment advisers. Where authorized by a fund, orders will be priced at the net asset value next computed after receipt by the intermediary. Contact your intermediary for trade deadlines and the applicable policies for purchasing, selling, or exchanging your shares, as well as initial and subsequent investment minimums. The intermediary may charge a fee for its services.

When authorized by the fund, certain financial institutions or retirement plans purchasing fund shares on behalf of customers or plan participants through Financial Institution Services or Retirement Plan Services may place a purchase order unaccompanied by payment. Payment for these shares must be received by the time designated by the fund (not to exceed the period established for settlement under applicable regulations). If payment is not received by this time, the order may be canceled. The financial institution or retirement plan is responsible for any costs or losses incurred by the fund or T. Rowe Price if payment is delayed or not received.

Note: The time at which transactions and shares are priced and the time until which orders are accepted may be changed in case of an emergency or if the New York Stock Exchange closes at a time other than 4 p.m. ET. There may be times when you are unable to contact us by telephone or access your account online due to extreme market activity, the unavailability of the T. Rowe Price web site, or other circumstances. Should this occur, your order must still be placed and accepted prior to the time the New York Stock Exchange closes to be priced at that business day’s net asset value .

How You Can Receive the Proceeds From a Sale

When filling out the New Account Form, you may wish to give yourself the widest range of options for receiving proceeds from a sale.

If your request is received by T. Rowe Price by 4 p.m. ET (on a business day) in correct form, proceeds are usually sent on the next business day. Proceeds can be sent to you by mail or to your bank account by Automated Clearing House transfer or bank wire. Automated Clearing House is an automated method of initiating payments from, and receiving payments in, your financial institution account. Proceeds sent by Automated Clearing House transfer are usually credited the second business day after the sale. Proceeds sent by bank wire should be credited to your account the first business day after the sale.

T. Rowe Price	64

Exception  Under certain circumstances and when deemed to be in a fund’s best interest, your proceeds may not be sent for up to seven calendar days after we receive your redemption request. Under certain limited circumstances, the Board of Directors/Trustees of a money fund may elect to suspend redemptions and postpone payment of redemption proceeds in order to facilitate an orderly liquidation of the money fund.

If for some reason we cannot accept your request to sell shares, we will contact you.

Contingent Redemption Fee

Short-term trading can disrupt a fund’s investment program and create additional costs for long-term shareholders. For these reasons, certain T. Rowe Price funds, listed in the following table, assess a fee on redemptions (including exchanges), which reduces the proceeds from such redemptions by the amounts indicated:

T. Rowe Price Funds With Redemption Fees
Fund	Redemption fee	Holding period
Africa & Middle East	2%	90 days or less
Diversified Small-Cap Growth	1%	90 days or less
Emerging Europe & Mediterranean	2%	90 days or less
Emerging Markets Bond	2%	90 days or less
Emerging Markets Stock	2%	90 days or less
Equity Index 500	0.5%	90 days or less
European Stock	2%	90 days or less
Extended Equity Market Index	0.5%	90 days or less
Global Infrastructure	2%	90 days or less
Global Large-Cap Stock	2%	90 days or less
Global Real Estate	2%	90 days or less
Global Stock	2%	90 days or less
High Yield	1%	90 days or less
International Bond	2%	90 days or less
International Discovery	2%	90 days or less
International Equity Index	2%	90 days or less
International Growth & Income	2%	90 days or less
International Stock	2%	90 days or less
Japan	2%	90 days or less
Latin America	2%	90 days or less
New Asia	2%	90 days or less
Overseas Stock	2%	90 days or less
Real Estate	1%	90 days or less
Small-Cap Value	1%	90 days or less
Spectrum International	2%	90 days or less
Tax-Efficient Equity	1%	less than 365 days
Total Equity Market Index	0.5%	90 days or less
U.S. Bond Index	0.5%	90 days or less

Summary	65

Redemption fees are paid to a fund to deter short-term trading, offset costs, and protect the fund’s long-term shareholders. Subject to the exceptions described on the following pages, all persons holding shares of a T. Rowe Price fund that imposes a redemption fee are subject to the fee, whether the person is holding shares directly with a T. Rowe Price fund, through a retirement plan for which T. Rowe Price serves as recordkeeper, or indirectly through an intermediary, such as a broker, bank, investment adviser, recordkeeper for retirement plan participants, or any other third party.

Computation of Holding Period

When an investor sells shares of a fund that assesses a redemption fee, T. Rowe Price will use the “first-in, first-out” method to determine the holding period for the shares sold. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the account. The day after the date of your purchase is considered Day 1 for purposes of computing the holding period. For a fund with a 365-day holding period, a redemption fee will be charged on shares sold before the end of the required holding period.

 For funds with a 90-day holding period, a redemption fee will be charged on shares sold on or before the end of the required holding period. For example, if you redeem your shares on or before the 90th day from the date of purchase, you will be assessed the redemption fee. If you purchase shares through an intermediary, consult your intermediary to determine how the holding period will be applied.

Transactions Not Subject to Redemption Fees

The T. Rowe Price funds will not assess a redemption fee with respect to certain transactions. As of the date of this prospectus, the following shares of T. Rowe Price funds will not be subject to redemption fees:

1.    Shares redeemed via an automated, systematic withdrawal plan;

T. Rowe Price	66

2.    Shares redeemed through or used to establish certain rebalancing or asset allocation programs or fund-of-funds products, if approved in writing by T. Rowe Price;

3.    Shares purchased by the reinvestment of dividends or capital gain distributions;*

4.    Shares converted from one share class to another share class of the same fund;*

5.    Shares redeemed by a fund (e.g., for failure to meet account minimums or to cover various fees, such as fiduciary fees);

6.    Shares purchased by rollover and changes of account registration within the same fund;*

7.    Shares redeemed to return an excess contribution in an individual retirement account;

8.    Shares of T. Rowe Price funds purchased by certain other T. Rowe Price funds or accounts managed by T. Rowe Price (please note that other shareholders of the T. Rowe Price fund are still subject to the policy);

9.    Shares that are redeemed in-kind;

10. Shares transferred to T. Rowe Price or a third-party intermediary acting as a service provider when the age of the shares cannot be determined systematically; * and

11 .      Shares redeemed in retirement plans or other products that restrict trading to no more frequently than once per quarter, if approved in writing by T. Rowe Price.

*  Subsequent exchanges of these shares into funds that assess redemption fees will subject such shares to the fee.

Redemption Fees on Shares Held in Retirement Plans

If shares are held in a retirement plan, redemption fees will generally be assessed on shares redeemed by exchange only if they were originally purchased by exchange. However, redemption fees may apply to transactions other than exchanges depending on how shares of the plan are held at T. Rowe Price or how the fees are applied by your plan’s recordkeeper. To determine which of your transactions are subject to redemption fees, you should contact T. Rowe Price or your plan recordkeeper.

Omnibus Accounts

If your shares are held through an intermediary in an omnibus account, T. Rowe Price relies on the intermediary to assess the redemption fee on underlying shareholder accounts. T. Rowe Price seeks to identify intermediaries establishing omnibus accounts and to enter into agreements requiring the intermediary to assess the redemption fees. There are no assurances that T. Rowe Price will be successful in identifying all intermediaries or that the intermediaries will properly assess the fees.

Summary	67

Certain intermediaries may not apply the exemptions previously listed to the redemption fee policy; all redemptions by persons trading through such intermediaries may be subject to the fee. Certain intermediaries may exempt transactions not listed from redemption fees, if approved by T. Rowe Price. Persons redeeming shares through an intermediary should check with their respective intermediary to determine which transactions are subject to the fees.

Useful Information on Distributions and Taxes

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares in your account unless you select another option on your New Account Form. Reinvesting distributions results in compounding, that is, receiving income dividends and capital gain distributions on a rising number of shares.

Distributions not reinvested are paid by check or transmitted to your bank account via Automated Clearing House . If the U.S. Post Office cannot deliver your check, or if your check remains uncashed for six months, the fund reserves the right to reinvest your distribution check in your account at the net asset value on the day of the reinvestment and to reinvest all subsequent distributions in shares of the fund. Interest will not accrue on amounts represented by uncashed distributions or redemption checks.

The following table provides details on dividend payments:

Dividend Payment Schedule
Fund	Dividends
Money funds

•   Purchases received by T. Rowe Price by noon ET via wire begin to earn dividends on that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

•   Declared daily and paid on the first business day of each month.

Bond funds	• Shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price. • Declared daily and paid on the first business day of each month.
These stock funds only: • Balanced • Dividend Growth • Equity Income • Equity Index 500 • Global Real Estate • Growth & Income • Personal Strategy Balanced • Personal Strategy Income • Real Estate	• Declared and paid quarterly, if any, in March, June, September, and December. • Must be a shareholder on the dividend record date.
Retirement and Spectrum Funds:
• Retirement Income and Spectrum Income	• Shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price. • Declared daily and paid on the first business day of each month.
• All others	• Declared and paid annually, if any, generally in December. • Must be a shareholder on the dividend record date.
Other stock funds	• Declared and paid annually, if any, generally in December. • Must be a shareholder on the dividend record date.

T. Rowe Price	68

Bond or money fund shares will earn dividends through the date of redemption. Shares redeemed on a Friday or prior to a holiday (other than wire redemptions for money funds received before noon ET) will continue to earn dividends until the next business day. Generally, if you redeem all of your bond or money fund shares at any time during the month, you will also receive all dividends earned through the date of redemption in the same check. When you redeem only a portion of your bond or money fund shares, all dividends accrued on those shares will be reinvested, or paid in cash, on the next dividend payment date.

If you purchase and sell your shares through an intermediary, consult your intermediary to determine when your shares begin and stop accruing dividends; the information previously described may vary.

Capital Gain Payments

If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is paid the following year.

Capital gain payments are not expected from money funds, which are managed to maintain a constant share price.

A capital gain or loss is the difference between the purchase and sale price of a security.

Summary	69

Tax Information

You will be sent information for your tax filing needs in January .

If you invest in the fund through a tax-deferred account, such as an individual retirement account , you will not be subject to tax on dividends and distributions from the fund or the sale of fund shares if those amounts remain in the tax-deferred account. You may receive a Form 1099-R or other Internal Revenue Service forms, as applicable, if any portion of the account is distributed to you.

If you invest in the fund through a taxable account, you will generally be subject to tax when:

•    You sell fund shares, including an exchange from one fund to another.

•    The fund makes a distribution to your account.

Additional information about the taxation of dividends for certain T. Rowe Price funds is listed below:

Tax-Free and Municipal Funds

•   Regular monthly dividends (including those from the state-specific tax-free funds) are expected to be exempt from federal income taxes.

•   Exemption is not guaranteed, since the fund has the right under certain conditions to invest in nonexempt securities.

•   A fund may invest in Build America Bonds authorized by the American Recovery and Reinvestment Act of 2009, as well as other qualified tax credit bonds. Investments in these bonds will result in taxable interest income, although the federal income tax on such interest income may be fully or partially offset by the specified tax credits that are available to the bondholders. A fund may elect to pass through to the shareholders taxable interest income and any corresponding tax credits. Any available tax credits—which are also included in federal taxable income—can generally be used to offset federal regular income tax and alternative minimum tax, but those tax credits are generally not refundable.

•   Tax-exempt dividends paid to Social Security recipients may increase the portion of benefits that is subject to tax.

•   For state-specific funds, the monthly dividends you receive are expected to be exempt from state and local income tax of that particular state. For other funds, a small portion of your income dividend may be exempt from state and local income taxes.

•   If a fund invests in certain “private activity” bonds not exempt from alternative minimum tax, shareholders who are subject to the alternative minimum tax must include income generated by those bonds in their alternative minimum tax calculation. Private activity bonds issued in 2009 and 2010, and refunding bonds issued in 2009 and 2010 to refund private activity bonds that were issued from the beginning of 2004 to the end of 2008, are exempt from alternative minimum tax. The portion of a fund’s income dividend that should be included in your alternative minimum tax calculation, if any, will be reported to you in January on Form 1099-INT.

For individual shareholders, a portion of ordinary dividends representing “qualified dividend income” received by the fund may be subject to tax at the lower rate applicable to long-term capital gains, rather than ordinary income. You may report it as “qualified dividend income” in computing your taxes provided you have held the fund shares on which the dividend was paid for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Ordinary dividends that do not qualify for this lower rate are generally taxable at the investor’s marginal income tax rate. This includes the portion of ordinary dividends derived from interest, short-term capital gains, distributions from nonqualified foreign corporations, and dividends received by the fund from stocks that were on loan. Little, if any, of the ordinary dividends paid by the Global Real Estate Fund, Real Estate Fund, or the bond and money funds is expected to qualify for this lower rate.

T. Rowe Price	70

For corporate shareholders, a portion of ordinary dividends may be eligible for the 70% deduction for dividends received by corporations to the extent the fund’s income consists of dividends paid by U.S. corporations. Little, if any, of the ordinary dividends paid by the international funds or the bond and money funds is expected to qualify for this deduction.

Beginning in 2013, a 3.8 percent Medicare contribution tax will be imposed on net investment income, including interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another is also a sale for tax purposes.

In January, if applicable, you will be sent Form 1099-B indicating the date and amount of each sale you made in the fund during the prior year. This information will also be reported to the Internal Revenue Service . For most new accounts or those opened by exchange in 1984 or later, we will provide you with the gain or loss on the shares you sold during the year based on the average cost single category method. You may calculate the cost basis using other methods acceptable to the Internal Revenue Service , such as specific identification.

To help you maintain accurate records, we will send you a confirmation promptly following each transaction you make (except for systematic purchases and systematic redemptions) and a year-end statement detailing all of your transactions in each fund account during the year.

Taxes on Fund Distributions

In January, if applicable, you will be sent a Form 1099-DIV, Form 1099-INT, or other Internal Revenue Service forms, as required, indicating the tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions made to you. This information will be reported to the Internal Revenue Service . Taxable distributions are generally taxable to you in the year in which they are paid. Your bond or money fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. You will be sent any additional information you need to determine your taxes on fund distributions, such as the portion of your dividends, if any, that may be exempt from state and local income taxes. Dividends from tax-free funds are generally expected to be tax-exempt.

Information About Accounts in T. Rowe Price Funds	71

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares. If you realized a loss on the sale or exchange of tax-free fund shares held six months or less, your capital loss is reduced by the tax-exempt dividends received on those shares. For funds investing in foreign securities, distributions resulting from the sale of certain foreign currencies, currency contracts, and the foreign currency portion of gains on debt securities are taxed as ordinary income. Net foreign currency losses may cause monthly or quarterly dividends to be reclassified as a return of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid.

Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

If a fund invests in Build America Bonds, authorized by the American Recovery and Reinvestment Act of 2009, or other qualified tax credit bonds and elects to pass through the corresponding interest income and any available tax credits, you will need to report both the interest income and any such tax credits as taxable income. You may be able to claim the tax credits on your federal tax return as an offset to your income tax (including alternative minimum tax) liability, but the tax credits are generally not refundable. There is no assurance, however, that a fund will elect to pass through the income and credits.

The following table provides additional details on distributions for certain funds:

Taxes on Fund Distributions
Tax-Free and Municipal Funds

•   Gains realized on the sale of market discount bonds with maturities beyond one year may be treated as ordinary income and cannot be offset by other capital losses.

•   Payments received or gains realized on certain derivative transactions may result in taxable ordinary income or capital gain.

•   To the extent the fund makes such investments, the likelihood of a taxable distribution will be increased.

Inflation Protected Bond Fund

•   Inflation adjustments on Treasury inflation protected securities exceeding deflation adjustments for the year will be distributed to you as a short-term capital gain resulting in ordinary income.

•   In computing the distribution amount, the fund cannot reduce inflation adjustments by short- or long-term capital losses from the sales of securities.

•   Net deflation adjustments for a year may result in all or a portion of dividends paid earlier in the year being treated as a return of capital.

Retirement and Spectrum Funds
• Distributions by the underlying funds and changes in asset allocations may result in taxable distributions of ordinary income or capital gains.

T. Rowe Price	72

Tax Consequences of Hedging

Entering into certain options, futures, swaps, and forward foreign exchange contracts and transactions may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date ”— the date that establishes you as the person to receive the upcoming distribution — you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s record date before investing. Of course, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

Transaction Procedures and Special Requirements

Following these procedures helps assure timely and accurate transactions.

Purchase Conditions

Nonpayment  If you pay with a check or Automated Clearing House transfer that does not clear or if your payment is not received in a timely manner, your purchase may be canceled. You will be responsible for any losses or expenses incurred by the fund or transfer agent, and the fund can redeem shares you own in this or another identically registered T. Rowe Price account as reimbursement. The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

Information About Accounts in T. Rowe Price Funds	73

U.S. Dollars  All purchases must be paid for in U.S. dollars; checks must be drawn on U.S. banks.

Sale (Redemption) Conditions

Holds on Immediate Redemptions: 10-day Hold  If you sell shares that you just purchased and paid for by check or Automated Clearing House transfer, the fund will process your redemption but will generally delay sending you the proceeds for up to 10 calendar days to allow the check or transfer to clear. If, during the clearing period, we receive a check drawn against your newly purchased shares, it will be returned marked “uncollected.” (The 10-day hold does not apply to purchases paid for by bank wire or automatic purchases through your paycheck.)

Telephone and Online Account Transactions  You may access your account and conduct transactions using the telephone or a computer. The T. Rowe Price funds and their agents use reasonable procedures to verify the identity of the shareholder. If these procedures are followed, the funds and their agents are not liable for any losses that may occur from acting on unauthorized instructions. A confirmation is sent promptly after a transaction. Please review it carefully and contact T. Rowe Price immediately about any transaction you believe to be unauthorized. Telephone conversations are recorded.

Large Redemptions  Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, the fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (“redemption in-kind”). If this occurs, the securities will be selected by the fund in its absolute discretion and the redeeming shareholder or account will be responsible for disposing of the securities and bearing any associated costs.

Excessive and Short-Term Trading

T. Rowe Price may bar excessive and short-term traders from purchasing shares.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. Short-term traders in funds investing in foreign securities may seek to take advantage of an anticipated difference between the price of the fund’s shares and price movements in overseas markets (see Pricing Shares and Receiving Sale Proceeds — How and When Shares Are Priced). While there is no assurance that T. Rowe Price can prevent all excessive and short-term trading, the Boards of Directors/Trustees of the T. Rowe Price funds have adopted the following policies to deter such activity. Persons trading directly with T. Rowe Price or indirectly through intermediaries in violation of these policies or persons believed to be short-term traders may be barred for a minimum of 90 calendar days or permanently from further purchases of T. Rowe Price funds. Purchase transactions placed by such persons are subject to rejection without notice.

T. Rowe Price	74

•    All persons purchasing shares held directly with a T. Rowe Price fund, or through a retirement plan for which T. Rowe Price serves as recordkeeper, who make more than one purchase followed by one sale or one sale followed by one purchase involving the same fund within any 90-day calendar period will violate the policy.

•    All persons purchasing fund shares held through an intermediary, including a broker, bank, investment adviser, recordkeeper, insurance company, or other third party, and who hold the shares for less than 90 calendar days will violate the policy.

A fund may, in its discretion, reject any purchase or exchange from a person whose trading activity could dilute the value of the fund’s shares, including trading by persons acting collectively (e.g., following the advice of a newsletter). Such persons may be barred from further purchases of T. Rowe Price funds either permanently or for a minimum of 90 days.

Omnibus Accounts  Intermediaries often establish omnibus accounts in the T. Rowe Price funds for their customers. In such situations, T. Rowe Price cannot always monitor trading activity by underlying shareholders. However, T. Rowe Price reviews trading activity at the omnibus account level and looks for activity that indicates potential excessive or short - term trading. If it detects suspicious trading activity, T. Rowe Price contacts the intermediary to determine whether the excessive trading policy has been violated and may request and receive personal identifying information and transaction histories for some or all underlying shareholders (including plan participants) to make this determination. If T. Rowe Price believes that its excessive trading policy has been violated, it will instruct the intermediary to take action with respect to the underlying shareholder in accordance with the policy.

Retirement Plans  If shares are held in a retirement plan, generally the fund’s excessive trading policy only applies to shares purchased and redeemed by exchange. However, the policy may apply to transactions other than exchanges depending on how shares of the plan are held at T. Rowe Price or how the excessive trading policy is applied by your plan’s recordkeeper. To determine which of your transactions are subject to the fund’s excessive trading policy, you should contact T. Rowe Price or your plan recordkeeper.

Exceptions to Policy  The following types of transactions are generally exempt from this policy: 1 ) trades solely in money funds (exchanges between a money fund and a nonmoney fund are not exempt); 2) systematic purchases and redemptions; and 3 )  checkwriting redemptions from bond and money funds.

Transactions in certain rebalancing programs and asset allocation programs, or fund-of-funds products, may be exempt from the excessive trading policy subject to prior written approval by designated persons at T. Rowe Price.

 In addition, transactions by certain T. Rowe Price funds in other T. Rowe Price funds, as well as certain transactions by approved accounts managed by T. Rowe Price, may also be exempt.

Information About Accounts in T. Rowe Price Funds	75

T. Rowe Price may modify the 90-day policy set forth above (for example, in situations where a retirement plan or a third party intermediary has restrictions on trading that differ from a T. Rowe Price fund’s policy). These modifications would be authorized only if the fund believes that the modified policy would provide protection to the fund that is reasonably equivalent to the fund’s regular policy.

 If you are trading your fund shares through an intermediary, you should consult with the intermediary to determine the excessive trading policy that applies to your trades in the fund.

There is no guarantee that T. Rowe Price will be able to detect or prevent excessive or short-term trading.

Keeping Your Account Open

Due to the relatively high cost to a fund of maintaining small accounts, we ask you to maintain an account balance of at least $1,000 ($10,000 for Summit Funds). If, for any reason, your balance is below this amount for three months or longer, we have the right to redeem your account at the then-current net asset value after giving you 60 days to increase your balance. This could result in a taxable gain.

Signature Guarantees

A signature guarantee is designed to protect you and the T. Rowe Price funds from fraud by verifying your signature.

You may need to have your signature guaranteed in certain situations, such as:

•    Written requests: (1) to redeem over $100,000; or (2) to wire redemption proceeds when prior bank account authorization is not on file.

•    Remitting redemption proceeds to any person, address, or bank account not on record.

•    Transferring redemption proceeds to a T. Rowe Price fund account with a different registration (name or ownership) from yours.

•    Establishing certain services after the account is opened.

The signature guarantee must be obtained from a financial institution that is a participant in a Medallion Signature Guarantee program. You can obtain a Medallion Signature Guarantee from most banks, savings institutions, broker-dealers, and other guarantors acceptable to T. Rowe Price. When obtaining a Medallion Signature Guarantee, please discuss with the guarantor the dollar amount of your proposed transaction. It is important that the level of coverage provided by the guarantor’s stamp covers the dollar amount of the transaction or it may be rejected. We cannot accept guarantees from notaries public or organizations that do not provide reimbursement in the case of fraud.

T. Rowe Price	76

Account Maintenance and Small Account Fees

Small Account Fee (all funds except Index Funds )   Because of the disproportionately high costs of servicing accounts with low balances, an annual $10 small account fee  ( paid to T. Rowe Price Services, the funds’ transfer agent ) will be automatically deducted by redeeming the appropriate number of shares from any nonretirement account with a balance falling below a specified minimum amount. The valuation of accounts and the deduction are expected to take place during the last five business days of September. The fee will be deducted from accounts with balances below $2,000, except for Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts, for which the minimum is $500. The fee will be waived for any investor whose T. Rowe Price mutual fund accounts total $25,000 or more. These minimum amounts may be lowered for a particular year. Accounts employing automatic investing (e.g., payroll deduction, automatic purchase from a bank account, etc.) are also exempt from the charge. The fee does not apply to individual retirement accounts and other retirement plan accounts that utilize a prototype plan sponsored by T. Rowe Price, but a separate custodial or administrative fee may apply to such accounts.

Account Maintenance Fee (Index Funds only )   An annual $10 account maintenance fee is charged on a quarterly basis ($2.50 per quarter) usually during the last week of a calendar quarter. On the day of the assessment, accounts with balances below $10,000 will be charged the fee , by redeeming the appropriate number of shares . Please note that the fee will be charged to accounts that fall below $10,000 for any reason, including market fluctuations, redemptions, or exchanges. The fee will apply to individual retirement accounts. The fee does not apply to retirement plans directly registered with T. Rowe Price Services or accounts maintained by intermediaries through National Securities Clearing Corporation Networking.

Information About Accounts in T. Rowe Price Funds	77

More About the Funds	3

Organization and Management

How are the funds organized?

T. Rowe Price International Funds, Inc. (the “corporation”) was incorporated in Maryland in 1979. Currently, the corporation consists of 16 series, each representing a separate pool of assets with different objectives and investment policies. Each is an “open-end management investment company,” or mutual fund. Mutual funds pool money received from shareholders and invest it to try to achieve specified objectives.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in a fund. These shares are part of a fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

•    Receive a proportional interest in income and capital gain distributions.

•    Cast one vote per share on certain fund matters, including the election of fund directors/trustees, changes in fundamental policies, or approval of changes in the fund’s management contract.

Do T. Rowe Price funds have annual shareholder meetings?

The funds are not required to hold annual meetings and, to avoid unnecessary costs to fund shareholders, do not do so except when certain matters, such as a change in fundamental policies, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director or trustee. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the fund will send or make available to you proxy materials that explain the issues to be decided and include instructions on voting by mail or telephone or on the Internet.

Who runs the funds?

General Oversight

Each fund is governed by a Board of Directors that meets regularly to review fund investments, performance, expenses, and other business affairs. The Board elects the fund’s officers. At least 75% of Board members are independent of T. Rowe Price .

All decisions regarding the purchase and sale of fund investments are made by T.  Rowe Price–specifically by the funds’ portfolio managers .

T. Rowe Price	78

Investment Adviser

T. Rowe Price is each fund’s investment adviser and oversees the selection of each fund’s investments and management of each fund’s portfolio. T. Rowe Price is a SEC-registered investment adviser that provides investment management services to individual and institutional investors , and sponsors and serves as adviser and sub - adviser to registered investment companies , institutional separate accounts , and common trust funds . The address for T. Rowe Price is 100  East Pratt Street, Baltimore, Maryland 21202. As of December  31, 2010 , T.  Rowe Price and its affiliates (the “Firm”) managed approximately $482 billion for more than 11 million individual and institutional investor accounts .

With respect to each fund (other than the Overseas Stock Fund), T. Rowe Price has entered into a sub-advisory agreement with T. Rowe Price International under which T. Rowe Price International is authorized to trade securities and make discretionary investment decisions on behalf of each fund. With respect to the International Discovery and New Asia Funds , T. Rowe Price has also entered into a sub-advisory agreement with Price Hong Kong under which Price Hong Kong is authorized to trade securities and make discretionary investment decisions on behalf of each fund.

T. Rowe Price International is an investment adviser registered or licensed with the SEC, United Kingdom Financial Services Authority, Financial Services Agency of Japan, and other non-U.S. regulatory authorities. T. Rowe Price International sponsors and serves as adviser to foreign collective investment schemes and provides investment management services to investment companies and other institutional investors. T. Rowe Price International is headquartered in London and has several branch offices around the world. T. Rowe Price International is a direct subsidiary of T. Rowe Price and its address is 60 Queen Victoria Street, London EC4N 4TZ, United Kingdom. Price Hong Kong is licensed with the Securities and Futures Commission of Hong Kong and is registered as an investment adviser with the SEC. Price Hong Kong serves as a sub-adviser to investment companies and provides investment management services for other clients who seek to primarily invest in the Asia-Pacific securities markets. Price Hong Kong is a subsidiary of T. Rowe Price and T. Rowe Price International, and its address is 1 Connaught Place, Room 2101-2120, Jardine House 21st Floor, Central Hong Kong. Pursuant to the funds’ sub-advisory agreements, T. Rowe Price may pay T. Rowe Price International or Price Hong Kong up to 60% of the management fee that T. Rowe Price receives from a fund .

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to each fund. The committee chairman has day-to-day responsibility for managing the fund’s portfolio and works with the committee in developing and executing each fund’s investment program. The members of each advisory committee are listed below , along with information relating to the chairman’s experience during the past five years and when the chairman first joined the Firm . The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of fund shares.

Information About Accounts in T. Rowe Price Funds	79

Africa & Middle East Fund  Joseph G. Rohm, Chairman, Ulle Adamson, Christopher D. Alderson, Paulina Amieva, Mark C.J. Bickford-Smith, Vitaliy A. Elbert, S. Leigh Innes, Mark J. Lawrence, and Gonzalo Pangaro. Mr. Rohm has been chairman of the committee since 2009. He joined the Firm in 2005 and his investment experience dates from 2000. Since joining the Firm , he has served as an equity analyst and then a portfolio manager (beginning in 2009). Prior to joining the Firm , he was an investment analyst with Insight Investment (beginning in 2002).

Emerging Europe & Mediterranean Fund  S. Leigh Innes, Chairman, Ulle Adamson, Christopher D. Alderson, Vitaliy A. Elbert, Mark J. Lawrence, Gonzalo Pangaro, Joseph G. Rohm , and Jeneiv Shah . Ms. Innes has been chairman of the committee since 2008, but has been managing the fund since 2007. She joined the Firm in 2002 and her investment experience dates from 1997. During the past five years, she has served as a research analyst and then a portfolio manager (beginning in 2007).

Emerging Markets Stock Fund  Gonzalo Pangaro, Chairman, Christopher D. Alderson, Jose Costa Buck, Mark J.T. Edwards, S. Leigh Innes, Anh Lu, and Joseph G. Rohm. Mr. Pangaro became co-chairman in 2008 and has been sole chairman since 2009. He joined the Firm in 1998 and his investment experience dates from 1991. He has served as a portfolio manager with the Firm throughout the past five years.

European Stock Fund  Dean Tenerelli, Chairman, Anh Lu, Gonzalo Pangaro, Frederick A. Rizzo, Federico Santilli, Sebastian Schrott, John C.A. Sherman, Justin Thomson , and Mitchell J.K. Todd . Mr. Tenerelli has been chairman of the committee since 2008, but has been involved in managing the fund since 2005. He joined the Firm in 2000 and his investment experience dates from 1991. He has served as a portfolio manager with the Firm throughout the past five years.

International Discovery Fund  Justin Thomson, Chairman, Tak Yiu Cheng, Henry  M. Ellenbogen, Benjamin Griffiths, M. Campbell Gunn, Sebastien Mallet, Miki Takeyama, Sin Dee Tan, Verena E. Wachnitz, Hiroshi Watanabe, and Ernest C. Yeung. Mr. Thomson has been chairman of the committee since 2008, but has been involved in managing the fund since 1999. He joined the Firm in 1998 and his investment experience dates from 1991. He has served as a portfolio manager with the Firm throughout the past five years. M. Campbell Gunn is responsible for selecting the fund’s investments in Japan and Ernest C. Yeung is responsible for selecting the fund’s investments in Asia (excluding Japan). Mr.   Gunn joined the Firm in 2002 and his investment experience dates from 1978. He has served as a portfolio manager with the Firm throughout the past five years. Mr. Yeung joined the Firm in 2003 and his investment experience dates from 2001. During the past five years, he has served as an equity analyst and then a portfolio manager (beginning in 2009).

T. Rowe Price	80

International Growth & Income Fund  Jonathan H.W. Matthews, Chairman, Richard de los Reyes, Sebastien Mallet, Raymond A. Mills , Austin Powell, Frederick A. Rizzo, Jonty Starbuck, Verena E. Wachnitz, David J. Wallack, and Ernest C. Yeung. Mr.  Matthews has been chairman of the committee since 2010. He joined the Firm in 2008 and his investment experience dates from 1998. Prior to managing the fund, he served as an investment analyst since joining the Firm. Prior to joining the Firm , he was an equity analyst and fund manager for Pioneer Investments (beginning in 2003).

International Stock Fund  Robert W. Smith, Chairman, Mark C.J. Bickford-Smith, Richard N. Clattenburg, David J. Eiswert, Robert N. Gensler, M. Campbell Gunn, Gonzalo Pangaro, Sebastian Schrott, and Dean Tenerelli. Mr. Smith has been chairman of the committee since 2007. He joined the Firm in 1992 and his investment experience dates from 1987. He has served as a portfolio manager with the Firm throughout the past five years.

Japan Fund  M. Campbell Gunn, Chairman, Archibald A. Ciganer, Richard N. Clattenburg, Melissa C. Gallagher, Yoichiro Kai, Hiroaki Owaki, Austin Powell, Naoto Saito, Miki Takeyama, and Hiroshi Watanabe. Mr. Gunn has been chairman of the committee since 2008, but has been involved in managing the fund since 2003. He joined the Firm in 2002 and his investment experience dates from 1978. He has served as a portfolio manager with the Firm throughout the past five years.

Latin America Fund  Jose Costa Buck, Chairman, Paulina Amieva, Luis Martin Baylac, Richard de los Reyes, Gonzalo Pangaro, Francisco Sersale di Cerisano, and Verena E. Wachnitz. Mr. Costa Buck has been chairman of the committee since 2008 . He joined the Firm in 2000 and his investment experience dates from 1995. During the past five years, he has served as an investment analyst and then a portfolio manager (beginning in 2008).

New Asia Fund  Anh Lu, Chairman, Haider Ali, Tak Yiu Cheng, Jessie Ding , Susanta Mazumdar, Eric C. Moffett, Hwee Jan Ng, Sridhar Nishtala, Eunbin Song, Ernest C. Yeung, Alison M.L. Yip, Christopher Yip, and Wenli Zheng. Ms.   Lu has been chairman of the committee since 2009. She joined the Firm in 2001 and her investment experience dates from 1995. She has served as a portfolio manager with the Firm throughout the past five years.

Overseas Stock Fund  Raymond A. Mills, Ph.D., Chairman, M. Campbell Gunn, Yoichiro Kai, Anh Lu, Gonzalo Pangaro, Frederick A. Rizzo, Sebastian Schrott, Robert W. Smith, Jonty Starbuck, and Christopher S. Whitehouse. Mr. Mills has been chairman of the committee since the fund’s inception in 2006. He joined the Firm in 1997 and his investment experience dates from that time. He has served as a portfolio manager with the Firm throughout the past five years.

Information About Accounts in T. Rowe Price Funds	81

The Management Fee

This fee has two parts – an “individual fund fee,” which reflects a fund’s particular characteristics, and a “group fee.” The group fee, which is designed to reflect the benefits of the shared resources of the T. Rowe Price investment management complex, is calculated daily based on the combined net assets of all T. Rowe Price funds (except the Spectrum Funds, Retirement Funds, TRP Reserve Investment Funds, and any index or private label mutual funds). The group fee schedule (in the following table) is graduated, declining as the asset total rises, so shareholders benefit from the overall growth in mutual fund assets.

Group Fee Schedule

0.334%*	First $50 billion
0.305%	Next $30 billion
0.300%	Next $40 billion
0.295%	Next $40 billion
0.290%	Next $60 billion
0.285%	Thereafter

* Represents a blended group fee rate containing various breakpoints.

Each fund’s group fee is determined by applying the group fee rate to the fund’s average daily net assets. On October 31, 2010 , the annual group fee rate was 0.

30%. The individual fund fees, also applied to the funds’ average daily net assets, are as follows: International Growth & Income, International Stock, and Overseas Stock Funds, 0.35%; European Stock, Japan, and New Asia Funds, 0.50%; Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Stock, International Discovery, and Latin America Funds, 0.75%.

The expenses shown in the fee tables in Section 1 are generally based on a fund’s prior fiscal year . In periods of market volatility, assets may decline significantly, causing total annual fund operating expenses to become higher than the numbers shown in the fee tables.

A discussion about the factors considered by the Board and its conclusions in approving each fund’s investment management contract with T. Rowe Price appears in each fund’s semiannual report to shareholders for the period ended April 30.

Fund Operations and Shareholder Services

T. Rowe Price provides accounting services to the T. Rowe Price funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the funds. T. Rowe Price Retirement Plan Services, Inc., provides recordkeeping, sub-transfer agency, and administrative services for certain types of retirement plans investing in the funds. These companies receive compensation from the funds for their services. The funds may also pay third-party intermediaries for performing shareholder and administrative services for underlying shareholders in omnibus accounts. All funds serve as underlying funds in which certain fund-of-funds products, the T. Rowe Price Spectrum and/or Retirement Funds, invest. Subject to approval by each fund’s Board of Directors, each fund bears a proportional share of the operating expenses of the fund-of-funds products. All of the fees discussed above are included in the fees and expenses table under “Other expenses” and in the fund’s financial statements.

T. Rowe Price	82

 MORE INFORMATION ABOUT THE FUNDs AND THEIR INVESTMENT RISKS

Consider your investment goals, your time horizon for achieving them, and your tolerance for risk. The funds may be appropriate for you if you are seeking diversification for your equity investments and can accept the risks that accompany foreign investments. Your decision should take into account whether you have any other foreign stock investments. If you do not, you may want to consider investing in a more widely diversified fund to gain the broadest exposure to global opportunities. A diversified emerging markets fund may be an appropriate part of your overall portfolio if you are supplementing existing holdings primarily in developed foreign markets and are comfortable with the potentially significant volatility associated with investing in emerging markets. If you seek to supplement a diversified international portfolio with a more concentrated investment, a fund focusing on a particular geographic area may be appropriate.

For purposes of determining whether a particular country is considered a developed market or an emerging market, the funds use the designation set forth by MSCI Barra, a prominent provider of investment tools and data services for institutions worldwide. For purposes of determining whether a fund invests at least 80% of its net assets in a particular country or geographic region, the fund uses a country assigned to a security by MSCI Barra or another unaffiliated third party data provider. The fund generally follows this same process with respect to the remaining 20% of assets but may occasionally make an exception after assessing various factors relating to a company.

Investing abroad increases the opportunities available to you. Some foreign countries may have greater potential for economic growth than the U.S. Emerging market, regional, and single-country funds allow investors to seek potentially superior growth in the areas they view as most promising, but with commensurately higher risks. Investing a portion of your overall portfolio in foreign stock funds can enhance your diversification while providing the opportunity to increase long-term returns.

Portfolio managers keep close watch on individual investments as well as on political and economic trends in each country and region. Holdings are adjusted according to the manager’s analysis and outlook. The impact of unfavorable developments in a particular country may be reduced when investments are spread among many countries. However, the economies and financial markets of countries in a certain region may be influenced heavily by one another.

Information About Accounts in T. Rowe Price Funds	83

International Funds Comparison Guide

Fund	Geographic focus	Company emphasis	Expected risk relative to the other funds
Africa & Middle East	Africa & Middle East	All sizes	Highest
Emerging Europe & Mediterranean	Europe and the Mediterranean region	All sizes	Highest
Emerging Markets Stock	Worldwide (excluding U.S.)	All sizes	Highest
European Stock	Europe (including Eastern Europe)	All sizes	Moderate
International Discovery	Worldwide (excluding U.S.)	Small- to medium sized	Higher
International Growth & Income	Worldwide (excluding U.S.)	Large, well established	Moderate
International Stock	Worldwide (excluding U.S.)	Large- to medium-sized	Moderate
Japan	Japan	All sizes	Higher
Latin America	Latin America	All sizes	Highest
New Asia	Far East and Pacific Basin (excluding Japan)	All sizes	Highest
Overseas Stock	Worldwide (excluding U.S.)	Large, well established	Moderate

The risk profile of the funds varies with the investment style they pursue, their geographic focus, and whether they invest in developed markets, emerging markets, or both. Even investments in countries with highly developed economies are subject to significant risks.

As with all stock funds, a fund’s share price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Stock markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in a fund may prove incorrect, resulting in losses or poor performance, even in rising markets.

Funds that invest overseas generally carry more risk than funds that invest strictly in U.S. assets. Some particular risks affecting these funds include the following:

Currency risk  This refers to a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that currency. The overall impact on a fund’s holdings can be significant, unpredictable, and long-lasting, depending on the currencies represented in the fund’s portfolio and how each foreign currency appreciates or depreciates in relation to the U.S. dollar and whether currency positions are hedged. Under normal conditions, the fund does not engage in extensive foreign currency hedging programs. Further, exchange rate movements are volatile, fund attempts at hedging could be unsuccessful, and it is not possible to effectively hedge the currency risks of many emerging market countries.

T. Rowe Price	84

Other risks of foreign investing  Risks can result from varying stages of economic and political development, differing regulatory environments, trading days, accounting standards, uncertain tax laws, and higher transaction costs of non-U.S. markets. Investments outside the United States could be subject to governmental actions such as capital or currency controls, nationalization of a company or industry, expropriation of assets, or imposition of high taxes. A trading market may close without warning for extended time periods, preventing a fund from selling or buying securities in that market.

Trading in the underlying securities of the funds may take place in various foreign markets on certain days when the funds are not open for business and do not calculate net asset values. For example, the Africa & Middle East Fund invests in securities that trade in various foreign markets that are open on Sundays. As a result, net asset values may be significantly affected on days when shareholders cannot make transactions.

Emerging markets risk (Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Stock, Latin America, New Asia Funds; other funds to a lesser degree, except Japan Fund )   Investments in emerging markets, which include Africa, parts of Europe and much of Asia, the Middle East, and Central and South America, are subject to the risk of abrupt and severe price declines. The economic and political structures of developing nations, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their financial markets often lack liquidity. These economies are less developed and can be overly reliant on particular industries and more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures. Certain countries have legacies and periodic episodes of hyperinflation and currency devaluations, particularly Russia and many Latin American nations, and more recently many Asian countries. Governments in many emerging market countries participate to a significant degree in their economies and securities markets. Foreign investments may be restricted and subject to greater government control, including repatriation of sales proceeds. Some countries have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Investments in countries or regions that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

Information About Accounts in T. Rowe Price Funds	85

While some countries have made progress in economic growth, liberalization, fiscal discipline, and political and social stability, there is no assurance these trends will continue. Significant risks, such as war and terrorism, currently affect some emerging market countries. Fund performance will likely be hurt by exposure to nations in the midst of hyperinflation, currency devaluation, trade disagreements, sudden political upheaval, or interventionist government policies. The volatility of emerging markets may be heightened by the actions (such as significant buying or selling) of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, cause fund share prices to decline.

These factors make investing in such countries significantly riskier than in other countries and any one of these could cause a fund’s share price to decline.

Geographic risk (Africa & Middle East, Emerging Europe & Mediterranean, European Stock, Japan, Latin America, and New Asia Funds )   Funds that are less diversified across geographic regions, countries, industries, or individual companies are generally riskier than more diversified funds. For example, investors in the Japan Fund are fully exposed to that country’s economic cycles, stock market valuations, and currency exchange rates, which could increase the fund’s risks compared with a more diversified fund. The economies and financial markets of certain regions – such as Latin America, Asia, and Europe and the Mediterranean region–can be interdependent and may all decline at the same time.

Small- and medium-sized company risk (International Discovery Fund; others to a lesser degree )   To the extent each fund invests in small- and mid-capitalization stocks, it is likely to be more volatile than a fund that invests only in large companies. Small and medium-sized companies are generally riskier because they may have limited product lines, capital, and managerial resources. Their securities may trade less frequently and with greater price swings.

Nondiversified status (Africa & Middle East, Emerging Europe & Mediterranean, Latin America, and New Asia Funds )  There is additional risk with each fund that is nondiversified and thus can invest more of its assets in a smaller number of companies. For example, poor performance by a single large holding of a fund would adversely affect fund performance more than if the fund were invested in a larger number of companies.

Some of the principal tools we use to try to reduce overall risk include intensive research and limiting exposure to any one industry or company. While most assets will be invested in common stocks, other strategies may be employed that are not considered part of a fund’s principal investment strategies.

For instance, currency hedging techniques may be used from time to time. A fund may also invest, to a limited extent, in derivatives such as futures and forward foreign currency exchange contracts. Any investments in futures would typically serve as an efficient means of gaining exposure to certain markets or as a cash management tool to maintain liquidity while being invested in the market. Forward foreign currency exchange contracts would primarily be used to help protect a fund’s holdings from unfavorable changes in foreign currency exchange rates. To the extent the fund uses futures and foreign currency exchange contracts, it is exposed to potential volatility and losses greater than direct investments in the contract’s underlying assets, and the risk that anticipated currency movements will not be accurately predicted.

T. Rowe Price	86

Recent legislation calls for a new regulatory framework for the derivatives markets. The extent and impact of new regulations are not yet known and may not be known for some time. New regulations may make the use of derivatives by funds more costly, may limit the availability of certain types of derivatives, and may otherwise adversely affect the value or performance of derivatives used by funds.

As with any mutual fund, there can be no guarantee that the funds will achieve their objectives.

The Statement of Additional Information contains more detailed information about each fund and its investments, operations, and expenses.

  Investment Policies and Practices

This section takes a detailed look at some of the types of fund securities and the various kinds of investment practices that may be used in day-to-day portfolio management. Fund investments are subject to further restrictions and risks described in the Statement of Additional Information.

Shareholder approval is required to substantively change fund objectives. Shareholder approval is also required to change certain investment restrictions noted in the following section as “fundamental policies.” Portfolio managers also follow certain “operating policies” that can be changed without shareholder approval. Shareholders will receive at least 60 days’ prior notice of a change in the fund’s policy requiring it to normally invest at least 80% of its assets in stocks or a particular geographic area, as the case may be.

Fund holdings of certain kinds of investments cannot exceed maximum percentages of total assets, which are set forth in this prospectus. For instance, fund investments in certain derivatives are limited to 10% of total assets. While these restrictions provide a useful level of detail about fund investments, investors should not view them as an accurate gauge of the potential risk of such investments. For example, in a given period, a 5 % investment in derivatives could have significantly more of an impact on a fund’s share price than its weighting in the portfolio. The net effect of a particular investment depends on its volatility and the size of its overall return in relation to the performance of all other fund investments.

More About the Funds	87

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time a fund purchases a security. The status, market value, maturity, credit quality, or other characteristics of a fund’s securities may change after they are purchased, and this may cause the amount of a fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. If any of these changes occur, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time it was made (this exception does not apply to a fund’s borrowing policy) . However, purchases by a fund during the time it is above or below the stated percentage restriction would be made in compliance with applicable restrictions.

Changes in fund holdings, fund performance, and the contribution of various investments are discussed in the shareholder reports .

Fund managers have considerable discretion in choosing investment strategies and selecting securities they believe will help achieve fund objectives.

Types of Portfolio Securities

In seeking to meet their investment objectives, fund investments may be made in any type of security or instrument (including certain potentially high-risk derivatives described in this section) whose investment characteristics are consistent with their investment programs. The following pages describe various types of fund securities and investment management practices.

Diversification   With the exception of the Africa & Middle East, Emerging Europe & Mediterranean, Latin America, and New Asia Funds, as a fundamental policy, a fund will not purchase a security if, as a result, with respect to 75% of its total assets, more than 5% of the fund’s total assets would be invested in securities of a single issuer or more than 10% of the outstanding voting securities of the issuer would be held by the fund.

Nondiversified Status – Africa & Middle East, Emerging Europe & Mediterranean, Latin America, and New Asia Funds

The fund is a nondiversified mutual fund. This means that the fund may invest a greater portion of its assets in, and own a greater amount of the voting securities of, a single company than a diversified fund, which may subject the fund to greater risk with respect to its portfolio securities and greater volatility with respect to its share price.

The fund, however, intends to qualify as a “regulated investment company” under the Internal Revenue Code. As a result, each fund must invest so that, at the end of each fiscal quarter, with respect to 50% of its total assets, no more than 5% of its total assets is invested in the securities of a single issuer and not more than 10% of the voting securities of any issuer are held by the fund. With respect to the remaining 50% of fund assets, no more than 25% may be invested in a single issuer.

T. Rowe Price	88

All funds

Fund investments are primarily in common stocks and, to a lesser degree, other types of securities as described below.

Common and Preferred Stocks

Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stock in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis; profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company’s stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. Unlike common stock , preferred stock does not ordinarily carry voting rights. While most preferred stocks pay a dividend, a fund may decide to purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. The funds may purchase American Depositary Receipts and Global Depositary Receipts , which are certificates evidencing ownership of shares of a foreign issuer. American Depositary Receipts and Global Depositary Receipts trade on established markets and are alternatives to directly purchasing the underlying foreign securities in their local markets and currencies. Such investments are subject to many of the same risks associated with investing directly in foreign securities.

Convertible Securities and Warrants

Investments may be made in debt or preferred equity securities convertible into, or exchangeable for, equity securities. Traditionally, convertible securities have paid dividends or interest at rates higher than common stocks but lower than nonconvertible securities. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree than common stock. Some convertible securities combine higher or lower current income with options and other features. Warrants are options to buy, directly from the issuer, a stated number of shares of common stock at a specified price anytime during the life of the warrants (generally, two or more years). Warrants can be highly volatile, have no voting rights, and pay no dividends.

Participation Notes (P-notes)

The funds may gain exposure to securities traded in foreign markets through investments in P-notes. P-notes are generally issued by banks or broker-dealers and are designed to offer a return linked to an underlying common stock or other security. An investment in a P-note involves additional risks beyond the risks normally associated with a direct investment in the underlying security. While the holder of a P-note is entitled to receive from the broker-dealer or bank any dividends paid by the underlying security, the holder is not entitled to the same rights (e.g., voting rights) as a direct owner of the underlying security. P-notes are considered general unsecured contractual obligations of the banks or broker-dealers that issue them as the counterparty. As such, the fund must rely on the creditworthiness of the counterparty for its investment returns on the P-notes and would have no rights against the issuer of the underlying security. Additionally, there is no assurance that there will be a secondary trading market for a P-note or that the trading price of a
P-note will equal the value of the underlying security.

More About the Funds	89

Operating policy  For the Africa & Middle East Fund, there is no limit on fund investments in P-notes. For all other funds, investments in P-notes are limited to 20% of total assets.

Fixed Income Securities

From time to time, a fund may invest in corporate and government fixed income securities as well as below investment-grade bonds, commonly referred to as “junk” bonds. These securities would be purchased in companies that meet fund investment criteria. The price of a fixed income security fluctuates with changes in interest rates, generally rising when interest rates fall and falling when interest rates rise. Below investment-grade bonds, or junk bonds, can be more volatile and have greater risk of default than investment-grade bonds.

Operating policy  The Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Stock, Latin America, and New Asia Funds may each invest 10% of total assets in below investment-grade bonds. Fund investments in convertible securities are not subject to these limits.

Futures and Options

Futures, a type of potentially high-risk derivative, are often used to manage or hedge risk because they enable the investor to buy or sell an asset in the future at an agreed-upon price. Options, another type of potentially high-risk derivative, give the investor the right (when the investor purchases the option), or the obligation (when the investor “writes” or sells the option), to buy or sell an asset at a predetermined price in the future. Futures and options contracts may be bought or sold for any number of reasons, including: to manage exposure to changes in securities prices and foreign currencies; as an efficient means of increasing or decreasing a fund’s exposure to certain markets; in an effort to enhance income; to protect the value of portfolio securities; and to serve as a cash management tool. Call or put options may be purchased or sold on securities, futures, and financial indices.

Futures contracts and options may not always be successful hedges; their prices can be highly volatile; using them could lower fund total return; and the potential loss from the use of futures can exceed a fund’s initial investment in such contracts.

Operating policies  Initial margin deposits on futures and premiums on options used for non-hedging purposes will not exceed 5% of net asset value. The total market value of securities covering call or put options may not exceed 25% of total assets. No more than 5% of total assets will be committed to premiums when purchasing call or put options.

T. Rowe Price	90

Hybrid Instruments

These instruments (a type of potentially high-risk derivative) can combine the characteristics of securities, futures, and options. For example, the principal amount, redemption, or conversion terms of a security could be related to the market price of some commodity, currency, securities, or securities index. Such securities may or may not bear interest or pay dividends. Under certain conditions, the redemption value of a hybrid could be zero.

Hybrids can have volatile prices and limited liquidity, and their use may not be successful.

Operating policy  Fund investments in hybrid instruments are limited to 10% of total assets.

Investments in Other Investment Companies

A fund may invest in other investment companies, including open-end funds, closed-end funds, and exchange-traded funds .

A fund may purchase the securities of another investment company to temporarily gain exposure to a portion of the market while awaiting purchase of securities or as an efficient means of gaining exposure to a particular asset class. The fund might also purchase shares of another investment company to gain exposure to the securities in the investment company's portfolio at times when the fund may not be able to buy those securities directly. Any investment in another investment company would be consistent with the fund’s objective and investment program.

The risks of owning another investment company are generally similar to the risks of investing directly in the securities in which that investment company invests. However, an investment company may not achieve its investment objective or execute its investment strategy effectively, which may adversely affect the fund’s performance. In addition, because closed-end funds and exchange-traded funds trade on a secondary market, their shares may trade at a premium or discount to the actual net asset value of their portfolio securities and their shares may have greater volatility because of the potential lack of liquidity .

As a shareholder of an investment company not sponsored by T. Rowe Price, the fund must pay its pro-rata share of that investment company’s fees and expenses. The fund’s investments in non-T. Rowe Price investment companies are subject to the limits that apply to investments in other funds under the Investment Company Act of 1940 or under any applicable exemptive order .

A fund may also invest in certain other T. Rowe Price funds as a means of gaining efficient and cost-effective exposure to certain asset classes, provided the investment is consistent with the fund’s investment program and policies. Such an investment could allow the fund to obtain the benefits of a more diversified portfolio than might otherwise be available through direct investments in the asset class, and will subject the fund to the risks associated with the particular asset class. Examples of asset classes in which other T. Rowe Price mutual funds concentrate their investments include high yield bonds, floating rate loans, international bonds, emerging market bonds, and emerging market stocks. If the fund invests in another T. Rowe Price fund, the management fee paid by the fund will be reduced to ensure that the fund does not incur duplicate management fees as a result of its investment .

More About the Funds	91

Illiquid Securities

Some fund holdings may be considered illiquid because they are subject to legal or contractual restrictions on resale or because they cannot be sold in the ordinary course of business within seven days at approximately the prices at which they are valued. The determination of liquidity involves a variety of factors. Illiquid securities may include private placements that are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered with the SEC . Although certain of these securities may be readily sold, for example under Rule 144A of the Securities Act of 1933, others may have resale restrictions and can be illiquid. The sale of illiquid securities may involve substantial delays and additional costs, and a fund may only be able to sell such securities at prices substantially less than what it believes they are worth.

Operating policy  Fund investments in illiquid securities are limited to 15% of net assets.

Types of Investment Management Practices

Reserve Position

A certain portion of fund assets will be held in reserves. Fund reserve positions can consist of: 1 ) shares of one or both of the T. Rowe Price internal money funds; 2) short-term, high-quality U.S. and foreign dollar-denominated money market securities, including repurchase agreements; and 3 ) U.S. dollar or non-U.S. dollar currencies. For temporary, defensive purposes, there is no limit on a fund’s holdings in reserves. If a fund has significant holdings in reserves, it could compromise the fund’s ability to achieve its objectives. The reserve position provides flexibility in meeting redemptions, paying expenses, and in the timing of new investments and can serve as a short-term defense during periods of unusual market volatility. Non-U.S. dollar reserves are subject to currency risk.

Foreign Currency Transactions

The funds will normally conduct their foreign currency exchange transactions, if any, either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies. The funds will generally not enter into a forward contract with a term greater than one year.

The funds will generally enter into forward foreign currency exchange contracts only under two circumstances. First, a fund may “lock in” the U.S. dollar price of the security when it enters into a contract for the purchase or sale of a security denominated in a foreign currency. Second, when T. Rowe Price International believes that the currency of a particular foreign country may move substantially against another currency, it may enter into a forward contract to sell or buy the former foreign currency (or another currency that acts as a proxy for that currency). The contract may approximate the value of some or all of the fund’s portfolio securities denominated in such foreign currency. Under unusual circumstances, a fund may commit a substantial portion or the entire value of its portfolio to the consummation of these contracts. T. Rowe Price International will consider the effect such a commitment to forward contracts would have on each fund’s investment program and the flexibility of each fund to purchase additional securities. Although forward contracts will be used primarily to protect the fund from adverse currency movements, they also involve the risk that anticipated currency movements will not be accurately predicted, and fund total return could be adversely affected as a result.

T. Rowe Price	92

There are some markets where it is not possible to engage in effective foreign currency hedging. This is generally true, for example, for the currencies of various emerging markets where the foreign exchange markets are not sufficiently developed to permit hedging activity to take place.

Tax Consequences of Hedging

Hedging may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the funds and could affect whether dividends paid are classified as capital gains or ordinary income.

Borrowing Money and Transferring Assets

A fund may borrow from banks, other persons, and other T. Rowe Price funds for temporary emergency purposes to facilitate redemption requests, or for other purposes consistent with fund policies as set forth in this prospectus. Such borrowings may be collateralized with fund assets, subject to restrictions.

Fundamental policy  Borrowings may not exceed 33 1/3% of total assets.

Operating policy  A fund will not transfer portfolio securities as collateral except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33 1/3% of total assets. A fund will not purchase additional securities when borrowings exceed 5% of total assets.

Lending of Portfolio Securities

A fund may lend its securities to broker-dealers, other institutions, or other persons to earn additional income. Risks include the potential insolvency of the broker-dealer or other borrower that could result in delays in recovering securities and capital losses. Additionally, losses could result from the reinvestment of collateral received on loaned securities in investments that default or do not perform as well as expected.

Fundamental policy The value of loaned securities may not exceed 33 1/3% of total assets.

More About the Funds	93

Portfolio Turnover

Turnover is an indication of frequency of trading. A fund will not generally trade in securities for short-term profits, but when circumstances warrant, securities may be purchased and sold without regard to the length of time held. Each time a fund purchases or sells a security, it incurs a cost. This cost is reflected in its net asset value but not in its operating expenses. The higher the turnover rate, the higher the transaction costs and the greater the impact on a fund’s total return. Higher turnover can also increase the possibility of taxable capital gain distributions. The funds’ portfolio turnover rates are shown in the Financial Highlights table.

 DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each T. Rowe Price fund’s portfolio holdings are disclosed on a regular basis in its semiannual and annual shareholder reports , and on Form N-Q, which is filed with the SEC within 60 days of the fund’s first and third fiscal quarter-end. The money funds file detailed month-end portfolio holdings information with the SEC each month. Such information will be made available to the public 60 days after the end of the month to which the information pertains. In addition, the funds disclose their calendar quarter-end portfolio holdings on troweprice.com 15 calendar days after each quarter. Under certain conditions, up to 5% of a fund’s holdings may be included in this portfolio list without being individually identified. Generally, securities would not be individually identified if they are being actively bought or sold and it is determined that the quarter-end disclosure of the holding could be harmful to the fund . A security will not be excluded for these purposes from a fund’s quarter-end holdings disclosure for more than one year. Money funds also disclose their month-end portfolio holdings on troweprice.com five business days after each month. The quarter-end portfolio holdings will remain on the web site for one year and the month-end money fund portfolio holdings will remain on the web site for six months. Each fund also discloses its 10 largest holdings on troweprice.com on the seventh business day after each month-end. These holdings are listed in alphabetical order along with the aggregate percentage of the fund’s total assets that these 10 holdings represent. Each monthly top 10 list will remain on the web site for six months.

 A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is in the Statement of Additional Information.

  Financial Highlights

The Financial Highlights table, which provides information about each fund’s financial history, is based on a single share outstanding throughout the periods shown. Each fund’s section of the table is part of each fund’s financial statements, which are included in its annual report and are incorporated by reference into the Statement of Additional Information (available upon request). The total returns in the table represent the rate that an investor would have earned or lost on an investment in each fund (assuming reinvestment of all dividends and distributions and no payment of any applicable account or redemption fees). The financial statements in the annual reports were audited by the fund’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

T. Rowe Price	94

More About the Funds	95

Financial Highlights

	9/04/07* through 10/31/07[a]		Year Ended October 31
Africa & Middle East Fund			2008[a]	2009[a]	2010[a]
Net asset value, beginning of period	$10.00		$11.92	$7.05	$7.06
Income From Investment Operations
Net investment income	—		0.41	0.14	0.12
Net gains or losses on securities (both realized and unrealized)	1.92		(5.30)	0.30 [b]	0.61
Total from investment operations	1.92		(4.89)	0.44	0.73
Less Distributions
Dividends (from net investment income)	—		—	(0.43)	(0.15)
Distributions (from capital gains)	—		(0.01)	—	—
Returns of capital	—		—	—	—
Total distributions	—		(0.01)	(0.43)	(0.15)
Redemption fees added to paid in capital	—		0.03	—	—
Net asset value, end of period	$11.92		$7.05	$7.06	$7.64
Total return	19.20%[c]		(40.81)%	7.40%	10.61%
Ratios/Supplemental Data
Net assets, end of period (in thousands)	$80,346		$288,151	$215,535	$232,929
Ratio of expenses to average net assets	1.75	%cd	1.32%	1.62%	1.47%
Ratio of net income to average net assets	0.18	%cd	3.20%	2.48%	1.69%
Portfolio turnover rate	16.6%[d]		77.3%	93.2%	91.2%

* Inception date.

a  Per share amounts calculated using average shares outstanding method.

b  The amount presented for a share outstanding throughout the year is inconsistent with the change in the aggregate gains and losses for the year because of the timing of sales and redemptions of the fund’s shares in relation to fluctuating market values for the investment portfolio.

c  Excludes expenses in excess of a 1.75% contractual expense limitation in effect through February 28, 2010.

d  Annualized.

T. Rowe Price	96

Financial Highlights

	Year ended October 31
Emerging Europe & Mediterranean Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$22.80	$30.77	$39.18	$12.38	$15.97
Income From Investment Operations
Net investment income	0.50	(0.01)	1.14	(0.02)	(0.01)
Net gains or losses on securities (both realized and unrealized)	7.51	9.89	(23.98)	4.93	5.71
Total from investment operations	8.01	9.88	(22.84)	4.91	5.70
Less Distributions
Dividends (from net investment income)	(0.04)	(0.42)	—	(1.32)	—
Distributions (from capital gains)	(0.03)	(1.06)	(3.96)	—	(0.01)
Returns of capital	—	—	—	—	—
Total distributions	(0.07)	(1.48)	(3.96)	(1.32)	(0.00)
Redemption fees added to paid in capital	0.03	0.01	—	—	—
Net asset value, end of period	$30.77	$39.18	$12.38	$15.97	$21.66
Total return	35.34%	33.33%	(64.91)%	49.25%	35.68%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$1,413	$1,727	$451	$637	$772
Ratio of expenses to average net assets	1.26%	1.24%	1.32%	1.64%	1.41%
Ratio of net income to average net assets	1.80%	(0.02)%	3.49%	(0.19)%	(0.07)%
Portfolio turnover rate	55.1%	59.6%	36.0%	39.7%	27.7%

* Per share amounts calculated using average shares outstanding method.

More About the Funds	97

Financial Highlights

	Year ended October 31
Emerging Markets Stock Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$23.81	$30.07	$48.99	$17.88	$27.61
Income From Investment Operations
Net investment income	0.24	0.41	0.79	0.16	0.11
Net gains or losses on securities (both realized and unrealized)	7.24	19.94	(28.66)	10.17	6.93
Total from investment operations	7.48	20.35	(27.87)	10.33	7.04
Less Distributions
Dividends (from net investment income)	(0.18)	(0.24)	(0.30)	(0.61)	(0.15)
Distributions (from capital gains)	(1.05)	(1.20)	(2.95)	—	—
Returns of capital	—	—	—	—	—
Total distributions	(1.23)	(1.44)	(3.25)	(0.61)	(0.15)
Redemption fees added to paid in capital	0.01	0.01	0.01	0.01	—
Net asset value, end of period	$30.07	$48.99	$17.88	$27.61	$34.50
Total return	32.47%	70.42%	(60.61)%	60.05%	25.58%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$2,276	$4,833	$2,483	$4,291	$5,258
Ratio of expenses to average net assets	1.25%	1.20%	1.24%	1.32%	1.27%
Ratio of net income to average net assets	0.87%	1.13%	2.19%	0.79%	0.37%
Portfolio turnover rate	49.4%	43.5%	30.9%	37.0%	26.6%

* Per share amounts calculated using average shares outstanding method.

T. Rowe Price	98

Financial Highlights

	Year ended October 31
European Stock Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$20.58	$20.74	$24.35	$10.82	$13.97
Income From Investment Operations
Net investment income	0.26	0.32	0.40	0.42	0.30
Net gains or losses on securities (both realized and unrealized)	4.38	5.64	(10.48)	3.12	1.13
Total from investment operations	4.64	5.96	(10.08)	3.54	1.43
Less Distributions
Dividends (from net investment income)	(0.32)	(0.26)	(0.32)	(0.39)	(0.48)
Distributions (from capital gains)	(4.16)	(2.09)	(3.13)	—	—
Returns of capital	—	—	—	—	—
Total distributions	(4.48)	(2.35)	(3.45)	(0.39)	(0.48)
Net asset value, end of period	$20.74	$24.35	$10.82	$13.97	$14.92
Total return	27.32%	31.15%	(47.65)%	33.78%	10.46%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$937	$1,215	$573	$708	$722
Ratio of expenses to average net assets	1.03%	0.98%	1.01%	1.08%	1.03%
Ratio of net income to average net assets	1.36%	1.47%	2.22%	3.71%	2.21%
Portfolio turnover rate	83.7%	88.4%	105.9%	88.3%	61.1%

* Per share amounts calculated using average shares outstanding method.

Financial Highlights

More About the Funds	99

	Year ended October 31
International Discovery Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$37.31	$48.92	$60.13	$25.10	$35.74
Income From Investment Operations
Net investment income	0.36	0.40	0.40	0.26	0.18
Net gains or losses on securities (both realized and unrealized)	11.59	16.02	(29.14)	10.75	7.31
Total from investment operations	11.95	16.42	(28.74)	11.01	7.49
Less Distributions
Dividends (from net investment income)	(0.15)	(0.31)	(0.34)	(0.37)	(0.24)
Distributions (from capital gains)	(0.21)	(4.91)	(5.95)	—	(0.30)
Returns of capital	—	—	—	—	—
Total distributions	(0.36)	(5.22)	(6.29)	(0.37)	(0.54)
Redemption fees added to paid in capital	0.02	0.01	—	—	—
Net asset value, end of period	$48.92	$60.13	$25.10	$35.74	$42.69
Total return	32.29%	36.67%	(52.68)%	44.55%	21.19%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$2,096	$3,283	$1,373	$2,101	$2,629
Ratio of expenses to average net assets	1.24%	1.21%	1.24%	1.29%	1.24%
Ratio of net income to average net assets	0.79%	0.76%	0.92%	0.94%	0.48%
Portfolio turnover rate	82.3%	67.9%	66.7%	64.5%	54.8%

* Per share amounts calculated using average shares outstanding method.

Financial Highlights

T. Rowe Price	100

	Year ended October 31
International Growth & Income Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$13.63	$17.05	$20.43	$9.73	$12.15
Income From Investment Operations
Net investment income	0.34	0.39	0.47	0.32	0.31
Net gains or losses on securities (both realized and unrealized)	3.44	3.75	(9.85)	2.51	1.16
Total from investment operations	3.78	4.14	(9.38)	2.83	1.47
Less Distributions
Dividends (from net investment income)	(0.21)	(0.27)	(0.36)	(0.41)	(0.28)
Distributions (from capital gains)	(0.15)	(0.49)	(0.96)	—	(0.02)
Returns of capital	—	—	—	—	—
Total distributions	(0.36)	(0.76)	(1.32)	(0.41)	(0.30)
Net asset value, end of period	$17.05	$20.43	$9.73	$12.15	$13.32
Total return	28.30%	25.07%	(48.75)%	30.28%	12.29%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$1,844	$2,472	$1,711	$2,544	$3,227
Ratio of expenses to average net assets	0.91%	0.88%	0.89%	0.94%	0.89%
Ratio of net income to average net assets	2.20%	2.13%	3.05%	3.25%	2.51%
Portfolio turnover rate	36.9%	32.8%	23.8%	16.6%	31.3%

* Per share amounts calculated using average shares outstanding method.

Financial Highlights

More About the Funds	101

	Year ended October 31
International Stock Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$13.87	$16.50	$20.17	$8.91	$12.02
Income From Investment Operations
Net investment income	0.21	0.29	0.26	0.27	0.14
Net gains or losses on securities (both realized and unrealized)	2.66	4.18	(9.25)	3.10	2.14
Total from investment operations	2.87	4.47	(8.99)	3.37	2.28
Less Distributions
Dividends (from net investment income)	(0.20)	(0.20)	(0.31)	(0.22)	(0.26)
Distributions (from capital gains)	(0.04)	(0.60)	(1.96)	(0.04)	—
Returns of capital	—	—	—	—	—
Total distributions	(0.24)	(0.80)	(2.27)	(0.26)	(0.26)
Net asset value, end of period	$16.50	$20.17	$8.91	$12.02	$14.04
Total return	20.92%	28.12%	(49.65)%	39.01%	19.23%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$6,430	$7,445	$3,892	$5,431	$6,227
Ratio of expenses to average net assets	0.87%	0.85%	0.87%	0.91%	0.87%
Ratio of net income to average net assets	1.35%	1.66%	1.75%	2.88%	1.13%
Portfolio turnover rate	64.5%	74.1%	63.7%	65.0%	54.8%

* Per share amounts calculated using average shares outstanding method.

Financial Highlights

T. Rowe Price	102

	Year ended October 31
Japan Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$10.19	$11.16	$11.14	$6.70	$7.00
Income From Investment Operations
Net investment income	0.02	0.03	0.06	0.03	0.04
Net gains or losses on securities (both realized and unrealized)	0.99	0.05 [a]	(4.50)	0.35	0.44
Total from investment operations	1.01	0.08	(4.44)	0.38	0.48
Less Distributions
Dividends (from net investment income)	—	(0.02)	—	(0.06)	(0.03)
Distributions (from capital gains)	(0.04)	(0.08)	—	(0.02)	—
Returns of capital	—	—	—	—	—
Total distributions	(0.04)	(0.10)	—	(0.08)	(0.03)
Net asset value, end of period	$11.16	$11.14	$6.70	$7.00	$7.45
Total return	9.91%	0.73%	(39.86)%	5.66%	6.87%
Ratios/Supplemental Data
Net assets, end of period (in thousands)	$573,819	$404,937	$244,367	$204,409	$198,104
Ratio of expenses to average net assets	1.01%	1.02%	1.07%	1.15%	1.13%
Ratio of net income to average net assets	0.14%	0.24%	0.67%	0.43%	0.56%
Portfolio turnover rate	154.2%	110.8%	105.3%	121.5%	62.0%

* Per share amounts calculated using average shares outstanding method.

a The amount presented is inconsistent with the fund’s aggregate gains and losses because of the timing of sales and redemptions of fund shares in relation to fluctuating market values for the investment portfolio.

Financial Highlights

More About the Funds	103

	Year ended October 31
Latin America Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$23.21	$33.98	$59.74	$24.76	$43.40
Income From Investment Operations
Net investment income	0.37	0.40	0.41	0.42	0.33
Net gains or losses on securities (both realized and unrealized)	10.55	25.87	(33.18)	19.40	11.85
Total from investment operations	10.92	26.27	(32.77)	19.82	12.18
Less Distributions
Dividends (from net investment income)	(0.20)	(0.31)	(0.40)	(0.32)	(0.40)
Distributions (from capital gains)	(0.01)	(0.23)	(1.85)	(0.87)	—
Returns of capital	—	—	—	—	—
Total distributions	(0.21)	(0.54)	(2.25)	(1.19)	(0.40)
Redemption fees added to paid in capital	0.06	0.03	0.04	0.01	0.01
Net asset value, end of period	$33.98	$59.74	$24.76	$43.40	$55.19
Total return	47.61%	78.39%	(56.77)%	84.10%	28.23%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$1,885	$3,991	$1,379	$2,638	$3,058
Ratio of expenses to average net assets	1.24%	1.20%	1.22%	1.29%	1.24%
Ratio of net income to average net assets	1.25%	0.91%	0.81%	1.36%	0.69%
Portfolio turnover rate	34.5%	23.3%	19.7%	21.2%	14.1%

* Per share amounts calculated using average shares outstanding method.

Financial Highlights

T. Rowe Price	104

	Year ended October 31
New Asia Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$11.31	$13.87	$25.16	$8.01	$14.39
Income From Investment Operations
Net investment income	0.21	0.26	0.39	0.09	0.10
Net gains or losses on securities (both realized and unrealized)	3.19	12.83	(15.61)	6.69	4.94
Total from investment operations	3.40	13.09	(15.22)	6.78	5.04
Less Distributions
Dividends (from net investment income)	(0.12)	(0.21)	(0.19)	(0.40)	(0.08)
Distributions (from capital gains)	(0.72)	(1.59)	(1.75)	—	(0.04)
Returns of capital	—	—	—	—	—
Total distributions	(0.84)	(1.80)	(1.94)	(0.40)	(0.12)
Redemption fees added to paid in capital	—	—	0.01	—	—
Net asset value, end of period	$13.87	$25.16	$8.01	$14.39	$19.31
Total return	31.58%	105.57%	(65.12)%	88.57%	35.20%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$1,883	$5,913	$1,828	$3,619	$5,261
Ratio of expenses to average net assets	1.05%	0.93%	0.96%	1.01%	0.96%
Ratio of net income to average net assets	1.63%	1.53%	2.35%	0.83%	0.61%
Portfolio turnover rate	76.3%	53.4%	55.4%	59.6%	49.4%

* Per share amounts calculated using average shares outstanding method.

Financial Highlights

More About the Funds	105

	12/29/06* through 10/31/07[a]	Year Ended October 31
Overseas Stock Fund		2008[a]	2009[a]	2010[a]
Net asset value, beginning of period	$10.00	$11.64	$5.86	$7.50
Income From Investment Operations
Net investment income	0.18	0.21	0.20	0.16
Net gains or losses on securities (both realized and unrealized)	1.46	(5.86)	1.63	0.74
Total from investment operations	1.64	(5.65)	1.83	0.90
Less Distributions
Dividends (from net investment income)	—	(0.12)	(0.19)	(0.17)
Distributions (from capital gains)	—	(0.01)	—	(0.01)
Returns of capital	—	—	—	—
Total distributions	—	(0.13)	(0.19)	(0.18)
Net asset value, end of period	$11.64	$5.86	$7.50	$8.22
Total return	16.40%	(49.04)%	32.19%	12.17%
Ratios/Supplemental Data
Net assets, end of period (in millions)	$1,410	$1,211	$1,902	$2,455
Ratio of expenses to average net assets	0.93%[b]	0.93%	0.97%	0.90%
Ratio of net income to average net assets	2.02%[b]	2.29%	3.26%	2.07%
Portfolio turnover rate	46.2%[b]	34.2%	20.9%	24.8%

* Inception date.

a  Per share amounts calculated using average shares outstanding method.

b  Annualized.

T. Rowe Price	106

Investing With T. Rowe Price	4

ACCOUNT REQUIREMENTS AND TRANSACTION INFORMATION

If you are purchasing fund shares through a third-party intermediary, contact the intermediary for information regarding the intermediary’s policies on purchasing, exchanging, and redeeming fund shares as well as initial and subsequent investment minimums.

Tax Identification Number

We must have your correct Social Security or employer identification number on a signed New Account Form or W-9 Form. Otherwise, federal law requires the funds to withhold a percentage of your dividends, capital gain distributions, and redemptions and may subject you to an Internal Revenue Service fine. If this information is not received within 60 days after your account is established, your account may be redeemed at the fund’s net asset value on the redemption date.

Transaction Confirmations

We send immediate confirmations for most of your fund transactions, but some, such as systematic purchases, dividend reinvestments, checkwriting redemptions for money funds, and transactions in money funds used as a Brokerage sweep account, may be reported on your account statement. Please review confirmations and statements as soon as you receive them and promptly report any discrepancies to Shareholder Services.

Employer-Sponsored Retirement Plans and Institutional Accounts T. Rowe Price Trust Company 1-800-492-7670

Transaction procedures in the following sections may not apply to employer-sponsored retirement plans and institutional accounts. For procedures regarding employer-sponsored retirement plans, please call T. Rowe Price Trust Company or consult your plan administrator. For institutional account procedures, please call your designated account manager or service representative.

We do not accept third-party checks for initial purchases; however, we do accept third party checks for subsequent purchases . In addition, T. Rowe Price does not accept purchases by credit card check, cash, or traveler’s checks.

More About the Funds	107

  OPENING A NEW ACCOUNT

$2,500 minimum initial investment; $1,000 for retirement plans or Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts ($25,000 minimum initial investment for Summit Funds only)
Important Information About Opening an Account

Pursuant to federal law, all financial institutions must obtain, verify, and record information that identifies each person or entity that opens an account. This information is needed not only for the person who opens an account, but also for any person who has authority to act on behalf of the account.

When you open an account, you will be asked for the name, residential street address, date of birth, and Social Security number or employer identification number for each account owner and person(s) opening an account on behalf of others, such as custodians, agents, trustees, or other authorized signers. Corporate and other institutional accounts require documents showing the existence of the entity (such as articles of incorporation or partnership agreements) to open an account. Certain other fiduciary accounts (such as trusts or power of attorney arrangements) require documentation, which may include an original or certified copy of the trust agreement or power of attorney to open an account. For more information, call Investor Services.

We will use this information to verify the identity of the person(s)/entity opening the account. We will not be able to open your account until we receive all of this information. If we are unable to verify your identity, we are authorized to take any action permitted by law. (See Rights Reserved by the Funds.)

The funds are generally available only to investors residing in the United States. In addition, purchases in state tax-free funds are limited to investors living in states where the fund is available. The address of record on your account must be located in one of these states or you will be restricted from purchasing fund shares. Contact Investor Services for more information.

Account Registration

If you own other T. Rowe Price funds, be sure to register any new account just like your existing accounts so you can exchange shares among them easily. (The name(s) of the account owner(s) and the account type must be identical.)

For joint accounts or other types of accounts owned or controlled by more than one party, either owner/party has complete authority to act on behalf of all and give instructions concerning the account without notice to the other party. T. Rowe Price may, in its sole discretion, require written authorization from all owners/parties to act on the account for certain transactions (for example, to transfer ownership).

By Mail

Please make your check payable to T. Rowe Price Funds (otherwise it will be returned), and send your check, together with the New Account Form, to the appropriate address below:

via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17300
Baltimore, MD 21297-1300

via private carriers/overnight services

T. Rowe Price Account Services
Mailcode 17300
4515 Painters Mill Road
Owings Mills, MD 21117-4903

Note: Please use the correct address to avoid a delay in opening your new account.

By Wire

Call Investor Services for an account number and wire transfer instructions.

In order to obtain an account number, you must supply the name, date of birth, Social Security or employer identification number, and residential or business street address for each owner on the account.

Complete a New Account Form and mail it to one of the appropriate T. Rowe Price addresses listed under By Mail.

Note: Investment will be made, but services may not be established and Internal Revenue Service penalty withholding may occur until we receive a signed New Account Form.

Online

You can open a new mutual fund account online. Go to troweprice.com/newaccount, where you can choose the type of account you wish to open.

To open an account electronically, you must be a U.S. citizen residing in the U.S. or a resident alien and not subject to Internal Revenue Service backup withholding. Additionally, you must provide consent to receive certain documents electronically.

You will have the option of providing your bank account information that will enable you to make electronic funds transfers to and from your bank account. To set up this banking service online, additional steps will be taken to verify your identity.

By Exchange

Call Shareholder Services or use your computer (see Automated Services under Information About Your Services). The new account will have the same registration as the account from which you are exchanging. Services for the new account may be carried over by telephone request if they are preauthorized on the existing account. For limitations on exchanging, please see Transaction Procedures and Special Requirements–Excessive and Short-Term Trading.

In Person	Drop off your New Account Form at any location listed on the back cover and obtain a receipt.

T. Rowe Price	108

 PURCHASING ADDITIONAL SHARES

$100 minimum additional purchase ($1,000 for Summit Funds); $50 minimum for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts; $50 minimum for Automatic Asset Builder ($100 for Summit Funds)

By ACH Transfer	Use your computer or call Shareholder Services if you have established electronic transfers using the Automated Clearing House system.
By Wire

Call Shareholder Services or access troweprice.com for wire transfer instructions. For purchases by wire, the wire must be received by T. Rowe Price by the close of the New York Stock Exchange to receive that day’s share price. You may not receive the share price for the same day the wire was initiated.

By Mail

1.   Make your check payable to T. Rowe Price Funds (otherwise it may be returned).

2.   Mail the check to us at the following address with either a fund reinvestment slip or a note indicating the fund you want to buy and your fund account number. Please use the correct address to avoid a delay in processing your transaction.

3.   Remember to provide your account number and the fund name on the memo line of your check.

via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17300
Baltimore, MD 21297-1300

(To send mail directly to T. Rowe Price via private carriers and overnight services, see previous section.)

Your transaction will receive the share price for the business day that the request is received by T. Rowe Price (not the day the request is received at the P.O. Box).

By Automatic Asset Builder	Fill out the Automatic Asset Builder section on the New Account or Shareholder Services Form.

More About the Funds	109

 EXCHANGING AND REDEEMING SHARES

Exchange Service

You can move money from one account to an existing, identically registered account or open a new identically registered account. Remember, exchanges are purchases and sales for tax purposes. (Exchanges into a state tax-free fund are limited to investors living in states where the fund is available.) For exchange policies, please see Transaction Procedures and Special Requirements – Excessive and Short-Term Trading.

Redemptions

Redemption proceeds can be mailed to your account address, sent by Automated Clearing House transfer to your bank, or wired to your bank (provided your bank information is already on file). Redemption proceeds of less than $5,000 sent by wire are subject to a $5 fee paid to the fund . Please note that large purchase and redemption requests initiated through automated services, including the National Securities Clearing Corporation, may be rejected and, in such instances, the transaction must be placed by contacting a service representative.

If you request to redeem a specific dollar amount, and the market value of your account is less than the amount of your request, your redemption will not be processed and you will need to submit a new redemption request in proper form. If you change your address on an account, proceeds will not be mailed to the new address for 15 calendar days after the address change, unless we receive a signature guaranteed letter of instruction.

Some of the T. Rowe Price funds may impose a redemption fee. Check the fund’s prospectus under Contingent Redemption Fee in Pricing Shares and Receiving Sale Proceeds. The fee is paid to the fund.

For redemptions by check or electronic transfer, please see Information About Your Services.

By Phone

Call Shareholder Services

If you find our phones busy during unusually volatile markets, please consider placing your order by your computer (if you have previously authorized these services) or express mail.

By Mail

For each account involved, provide the account name and number, fund name, and exchange or redemption amount. For exchanges, be sure to specify any fund you are exchanging out of and the fund or funds you are exchanging into. T. Rowe Price may require a signature guarantee of all registered owners (see Transaction Procedures and Special Requirements – Signature Guarantees). Please use the appropriate address below to avoid a delay in processing your transaction:

For nonretirement and individual retirement accounts:
via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17302
Baltimore, MD 21297-1302

via private carriers/overnight services
T. Rowe Price Account Services
Mailcode 17302
4515 Painters Mill Road
Owings Mills, MD 21117-4903

For employer-sponsored retirement accounts:
via U.S. Postal Service
T. Rowe Price Trust Company
P.O. Box 17479
Baltimore, MD 21297-1479

via private carriers/overnight services
T. Rowe Price Trust Company
Mailcode 17479
4515 Painters Mill Road
Owings Mills, MD 21117-4903

For requests that are not sent via private carriers or overnight services, your transaction will receive the share price for the business day that the request is received by T. Rowe Price (not the day the request is received at the P.O. Box).

Requests for redemptions from employer-sponsored retirement accounts may be required to be in writing; please call T. Rowe Price Trust Company or your plan administrator for instructions . Individual retirement account distributions may be requested in writing or by telephone; please call Shareholder Services to obtain an Individual Retirement Account Distribution Form or an Individual Retirement Account Shareholder Services Form to authorize the telephone redemption service.

Online

Customers with Account Access (our secure self-service web platform for individual investors) can electronically exchange shares between identically registered T. Rowe Price accounts and electronically redeem shares from their mutual fund accounts.

T. Rowe Price	110

  RIGHTS RESERVED BY THE FUNDS

T. Rowe Price funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary, no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account or a legal claim against an account , or there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem your account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money funds, to suspend redemptions and postpone the payment of proceeds to facilitate an orderly liquidation of the fund.

More About the Funds	111

  INFORMATION ABOUT YOUR SERVICES

Shareholder Services 1-800-225-5132 Investor Services 1-800-638-5660

Many services are available to you as a shareholder; some you receive automatically, and others you must authorize or request on the New Account Form. By signing up for services on the New Account Form, you avoid having to complete a separate form at a later time and obtain a signature guarantee. This section discusses some of the services currently offered.

Retirement Plans

We offer a wide range of plans for individuals, institutions, and large and small businesses: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 401(k)s, and 403(b)(7)s. For information on individual retirement accounts or our no-load variable annuity (for existing variable annuity contract holders), call Investor Services. For information on all other retirement plans, please call our Trust Company at 1-800-492-7670.

Investing for College Expenses

We can help you save for future college expenses on a tax-advantaged basis.

Education Savings Accounts (formerly known as Education IRAs)Invest up to $2,000 a year per beneficiary depending on your annual income; account earnings are federal income tax-free when used for qualified expenses.

529 Plans
T. Rowe Price manages three 529 plans that are available directly to investors: the T. Rowe Price College Savings Plan (a national plan sponsored by the Education Trust of Alaska), the Maryland College Investment Plan, and the University of Alaska College Savings Plan. Account earnings are federal income tax-free when used for qualified expenses. For more information on the T. Rowe Price College Savings Plan (national plan), call 1-800-369-3641; Maryland College Investment Plan, call 1-888-4-MD-GRAD; and University of Alaska College Savings Plan, call
1-866-277-1005.

Automated Services Tele*AccessSM 1-800-638-2587 24 hours, 7 days	Tele*AccessSM 24-hour service via a toll-free number enables you to access information on fund performance, prices, distributions, account balances, and your latest transaction.
Web Address troweprice.com	Online Account Access You can sign up online to conduct account transactions through our website.
Plan Account Line 1-800-401-3279	This 24-hour service is similar to Tele*AccessSM but is designed specifically to meet the needs of retirement plan investors.
By Telephone and In Person	Buy, sell, or exchange shares by calling one of our service representatives or by visiting one of our investor center locations whose addresses are listed on the back cover.
Electronic Transfers

By Automated Clearing House
This free service allows you to move as little as $100 or as much as $250,000 between your bank account and fund account using the Automated Clearing House system. Enter instructions via your personal computer or call Shareholder Services.

By Wire
Electronic transfers can be conducted via bank wire. There is a $5 fee for wire redemptions under $5,000, and your bank may charge for incoming or outgoing wire transfers regardless of size.

Checkwriting

(Not available for equity funds or the Emerging Markets Bond, High Yield, International Bond, or U.S. Bond Index Funds) You may write an unlimited number of free checks on any money fund and most bond funds, with a minimum of $500 per check. Keep in mind, however, that a check results in a redemption; a check written on a bond fund will create a taxable event which you and we must report to the Internal Revenue Service.

Automatic Investing

Automatic Asset Builder
You can instruct us to move $50 ($100 for Summit Funds) or more from your bank account, or you can instruct your employer to send all or a portion of your paycheck to the fund or funds you designate.

Automatic Exchange
You can set up systematic investments from one fund account into another, such as from a money fund into a stock fund.

T. Rowe Price	112

 T. ROWE PRICE BROKERAGE

To Open an Account 1-800-638-5660 For Existing Brokerage Customers 1-800-225-7720

Investments available through our brokerage service include  stocks, options, bonds, and others  at commission savings over full-service brokers.* We also provide a wide range of services, including:

Automated Telephone and Computer Services
You can enter stock and option orders, access quotes, and review account information around the clock by phone with Tele-Trader or via the Internet with Account Access-Brokerage.

Investor Information
A variety of informative reports, such as our Brokerage Insights series, as well as access to online research tools, can help you better evaluate economic trends and investment opportunities.

Dividend Reinvestment Service
If you elect to participate in this service, the cash dividends from the eligible securities held in your account will automatically be reinvested in additional shares of the same securities free of charge. Most securities listed on national securities exchanges or NASDAQ are eligible for this service.

*Services vary by firm.

T. Rowe Price Brokerage is a division of T. Rowe Price Investment Services, Inc., Member FINRA/SIPC.

More About the Funds	113

 INVESTMENT INFORMATION

To help you monitor your investments and make decisions that accurately reflect your financial goals, T. Rowe Price offers a wide variety of information in addition to account statements. Most of this information is also available on our website at troweprice.com.

If your account has no activity in it for a certain period of time, T.  Rowe Price may be required to transfer your account to the appropriate state under its abandoned property laws.

A note on mailing procedures: If two or more members of a household own the same fund, we economize on fund expenses by sending only one fund report and prospectus. If you need additional copies or do not want your mailings to be “householded,” please call Shareholder Services at 1-800-225-5132 or write to us at P.O. Box 17630, Baltimore, MD 21297-1630.

Shareholder Reports
Fund managers’ annual and semiannual reviews of their strategies and performance.

The T. Rowe Price Report
A quarterly investment newsletter discussing markets and financial strategies and including the Performance Update, a review of all T. Rowe Price fund results.

Insights
Educational reports on investment strategies and financial markets.

Investment Guides
Asset Mix Worksheet, Diversifying Overseas: A T. Rowe Price Guide to International Investing, Managing Your Retirement Distribution, Retirement Readiness Guide, and Retirement Planning Kit.

T. Rowe Price	114

  T. Rowe Price Privacy Policy

In the course of doing business with T. Rowe Price, you share personal and financial information with us. We treat this information as confidential and recognize the importance of protecting access to it.

You may provide information when communicating or transacting business with us in writing, electronically, or by phone. For instance, information may come from applications, requests for forms or literature, and your transactions and account positions with us. On occasion, such information may come from consumer reporting agencies and those providing services to us.

We do not sell information about current or former customers to any third parties, and we do not disclose it to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. We may share information within the T. Rowe Price family of companies in the course of providing or offering products and services to best meet your investing needs. We may also share that information with companies that perform administrative or marketing services for T. Rowe Price, with a research firm we have hired, or with a business partner, such as a bank or insurance company with which we are developing or offering investment products. When we enter into such a relationship, our contracts restrict the companies’ use of our customer information, prohibiting them from sharing or using it for any purposes other than those for which they were hired.

We maintain physical, electronic, and procedural safeguards to protect your personal information. Within T. Rowe Price, access to such information is limited to those who need it to perform their jobs, such as servicing your accounts, resolving problems, or informing you of new products or services. Finally, our Code of Ethics, which applies to all employees, restricts the use of customer information and requires that it be held in strict confidence.

This Privacy Policy applies to the following T. Rowe Price family of companies: T. Rowe Price Associates, Inc.; T. Rowe Price Advisory Services, Inc.; T. Rowe Price Investment Services, Inc.; T. Rowe Price Savings Bank; T. Rowe Price Trust Company; and the T. Rowe Price Funds.

More About the Funds	115

To help you achieve your financial goals, T. Rowe Price offers a wide range of stock, bond, and money market investments, as well as convenient services and informative reports.

For mutual fund or T. Rowe Price Brokerage information

Investor Services

1-800-638-5660

For existing accounts

Shareholder Services

1-800-225-5132

For the hearing impaired

1-800-367-0763

For performance, prices or account information

Tele*AccessSM

24 hours, 7 days
1-800-638-2587

Internet address

troweprice.com

Plan Account Line

For retirement plan investors: The appropriate 800 number appears on your retirement account statement.

T. Rowe Price	116

Investor Centers

For directions, call
1-800-225-5132 or
visit our web site

Baltimore Area

Downtown

105 East Lombard
Street

Owings Mills

Three Financial Center
4515 Painters Mill Road

Boston Area

386 Washington Street
Wellesley

Chicago Area

Northbrook

40 Skokie Boulevard
Suite 100

Oak Brook

1900 Spring Road
Suite 104

Colorado Springs

2260 Briargate Parkway

Florida Area

Boca Raton

Wachovia Plaza
925 S. Federal Highway
Suite 175

Tampa

4211 W. Boy Scout
Boulevard
8th Floor

Los Angeles Area

10100 Santa Monica
Boulevard
Suite 100
Century City

New Jersey Area

Short Hills

51 JFK Parkway
1st Floor West

Paramus

35 Plaza Office Center
East 81 Route 4 West

New York Area

1100 Franklin Avenue
Suite 101
Garden City

San Francisco Area

1990 N. California Boulevard
Suite 100
Walnut Creek

Washington, D.C. Area

Downtown

900 17th Street, N.W.
Farragut Square

Tysons Corner

1600 Tysons Boulevard
Suite 150
McLean, Virginia

A Statement of Additional Information for the T. Rowe Price family of funds has been filed with the SEC and is incorporated by reference into this prospectus. Further information about fund investments, including a review of market conditions and the manager’s recent strategies and their impact on performance, is available in the annual and semiannual shareholder reports. To obtain free copies of any of these documents, or for shareholder inquiries, call
  1-800-638-5660. These documents and updated performance information are available through troweprice.com.

Fund information and Statements of Additional Information are also available from the Public Reference Room of the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at
  http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the Public Reference Room, Washington , D.C. 20549-1520.

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202

1940 Act File No. 811-2958	C01-040 3/1/11